AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 2002
                                                REGISTRATION NO. 333-84508
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                           AMENDMENT NO. 2 TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   BIW LIMITED

               (Exact Name of Registrant as Specified in Charter)

------------------------------- ------------------------------ ------------------------
          CONNECTICUT                        4941                     04-3617838
(State or other jurisdiction of  (Primary Standard Industrial      (I.R.S. Employer
 Incorporation or organization)   Classification Code Number)   Identification Number)
------------------------------- ------------------------------ ------------------------

                                230 BEAVER STREET
                             ANSONIA, CT 06401-0426
                                 (203) 735-1888
   (Address, Including Zip Code, and Telephone Number, Including Area Code of
                    Registrant's Principal Executive Offices)

                                  JOHN S. TOMAC
                                    PRESIDENT
                                   BIW LIMITED
                                230 BEAVER STREET
                             ANSONIA, CT 06401-0426
                                 (203) 735-1888
       (Name, Address, Including Zip Code, and Telephone Number, Including
                         Area Code of Agent For Service)

                                   Copies to:
                              MICHAEL GRUNDEI, ESQ.
                                WIGGIN & DANA LLP
                               400 ATLANTIC STREET
                               STAMFORD, CT 06901
                                 (203) 363-7600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                           BIRMINGHAM UTILITIES, INC.
                    230 BEAVER STREET, ANSONIA, CT 06401-0426

                         ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Birmingham Utilities, Inc.:

You are cordially invited to attend the annual meeting of stockholders of Birmingham Utilities, Inc., which we will hold at 2:00 p.m., local time, on Tuesday, June 25, 2002 at our offices at 230 Beaver Street, Ansonia, Connecticut. At the annual meeting, we will ask you to vote on the following proposals:

      1. To elect ten nominees to serve on our board of directors for the ensuing year;

      2. To ratify the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. as our independent auditors for the year ending December 31, 2002; and

      3. To approve the reorganization of Birmingham Utilities' current corporate structure pursuant to an agreement and plan of merger and share exchange which will result in the formation of a new holding company, BIW Limited, and the issuance of up to 2,042,880 shares of BIW Limited common stock.

      4. Any other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Your board of directors has nominated ten individuals to serve as directors of Birmingham Utilities for the ensuing year and recommends that you elect each of the nominees at the annual meeting. Your board of directors has selected Dworken, Hillman, LaMorte & Sterczala, P.C. as Birmingham Utilities' independent auditors for the year ending December 31, 2002 and recommends that you approve that selection at the annual meeting. Birmingham Utilities and BIW Limited propose to reorganize Birmingham Utilities' current corporate structure pursuant to an agreement and plan of merger and share exchange which will result in the formation of a new holding company, BIW Limited, and the issuance of up to 2,042,880 shares of BIW Limited common stock. Your board of directors has approved the merger agreement and the merger, has determined that the merger is advisable and that the transactions contemplated by the merger agreement and other related agreements are fair to, and in the best interests of, the stockholders, and recommends that you approve and adopt the merger agreement and the merger at the annual meeting.

Under the agreement and plan of merger and share exchange, all of the outstanding shares of Birmingham Utilities' common stock will be exchanged on a share-for-basis for BIW Limited common stock. After the share exchange, each person who owned Birmingham Utilities common stock immediately prior to the share exchange will own a corresponding number of shares of the outstanding BIW Limited common stock. If the share exchange takes place, you will not need to surrender your Birmingham Utilities stock certificates for stock certificates of BIW Limited. BIW Limited common stock will trade on the American Stock Exchange under the symbol "BIW", the same symbol used by Birmingham Utilities prior to the merger.

Only stockholders of record who hold shares of Birmingham Utilities' common stock at the close of business on May 10, 2002, the record date for the annual meeting, will be entitled to vote at the annual meeting. A list of stockholders entitled to vote will be kept at the offices of Birmingham Utilities, 230 Beaver Street, Ansonia, Connecticut, for the ten days prior to the annual meeting.

YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" COMMENCING ON PAGE 3 OF THE ENCLOSED PROXY STATEMENT-PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT-PROSPECTUS.

It is important that your shares be represented and voted at the annual meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date, and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card. I look forward to your support.

                                                             Sincerely,

                                                             /s/ John S. Tomac
                                                             President

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROXY STATEMENT-PROSPECTUS IS TRUTHFUL OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE INFORMATION IN THIS PROXY
STATEMENT-PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.

     THIS PROXY STATEMENT-PROSPECTUS IS DATED MAY 20, 2002 AND IS FIRST BEING MAILED TO BIRMINGHAM UTILITIES STOCKHOLDERS ON OR ABOUT MAY 23, 2002.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows Birmingham Utilities and BIW Limited to "incorporate by reference" information into this proxy statement and prospectus, which means that Birmingham Utilities and BIW Limited can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information in each filed document incorporated by reference is deemed to be part of this proxy statement and prospectus, except for any information in the filed document that is superseded by information in this proxy statement and prospectus.

     This proxy statement and prospectus incorporates important business and financial information about Birmingham Utilities that is not included in or delivered with this document. This proxy statement and prospectus incorporates by reference the following reports that Birmingham Utilities has filed with the Securities and Exchange Commission:

     Birmingham Utilities' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (filing date May 9, 2002);

     Birmingham Utilities' Annual Report on Form 10-K/A Amendment No. 3 for the fiscal year ended December 31, 2001 (filing date May 20, 2002);

     Birmingham Utilities' Annual Report on Form 10-K/A Amendment No. 2 for the fiscal year ended December 31, 2001 (filing date May 3, 2002);

     Birmingham Utilities' Annual Report on Form 10-K/A Amendment No. 1 for the fiscal year ended December 31, 2001 (filing date April 29, 2002); and

     Birmingham Utilities' Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (filing date April 1, 2002).

     The documents listed immediately above contain important information about Birmingham Utilities and its operations and financial condition. Birmingham Utilities' Annual Report on Form 10-K/A Amendment No. 3 for the fiscal year ended December 31, 2001 and Birmingham Utilities' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 accompany this proxy statement and prospectus.

     Birmingham Utilities and BIW Limited are also incorporating by reference additional documents that they may file with the Securities and Exchange Commission between the date of this proxy statement and prospectus and the termination of the share exchange offering made by this proxy statement and prospectus. You should not assume that there has been no change in the affairs of Birmingham Utilities since the date of this proxy statement and prospectus.

     BIRMINGHAM UTILITIES WILL PROVIDE TO YOU WITHOUT CHARGE, UPON REQUEST, A COPY OF ANY DOCUMENTS THAT HAVE BEEN OR MAY BE INCORPORATED IN THIS PROXY STATEMENT AND PROSPECTUS BY REFERENCE. WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO HENRIETTA VITALE, CORPORATE SECRETARY, BIRMINGHAM UTILITIES, INC., 230 BEAVER STREET, ANSONIA, CT 06401-0426, TELEPHONE NUMBER (203) 735-1888. COPIES OF THE DOCUMENTS FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS TO THE DOCUMENTS. HOWEVER, BIRMINGHAM UTILITIES AND BIW LIMITED WILL FURNISH A COPY OF ANY EXHIBIT UPON PAYMENT OF A FEE EQUAL TO 10 CENTS PER PAGE PLUS POSTAGE TO DEFRAY THE EXPENSE OF FURNISHING IT. IN ORDER TO ENSURE TIMELY DELIVERY OF THE INCORPORATED DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 1, 2002.

     NEITHER BIRMINGHAM UTILITIES NOR BIW LIMITED HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF BIW LIMITED COMMON STOCK BY ANY PERSON IN ANY JURISDICTION OR IN ANY CIRCUMSTANCE IN WHICH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL.

                           BIRMINGHAM UTILITIES, INC.
                                230 BEAVER STREET
                             ANSONIA, CT 06401-0426

                    Notice of Annual Meeting of Stockholders
                           June 25, 2002 at 2:00 p.m.

Notice is hereby given that the annual meeting of stockholders of Birmingham Utilities, Inc. will be held on June 25, 2002 at 2:00 p.m. local time at the offices of Birmingham Utilities, 230 Beaver Street, Ansonia, Connecticut for the following purposes.

      1. To elect ten nominees to serve on our board of directors for the ensuing year;

      2. To ratify the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. as our independent auditors for the year ending December 31, 2002;

      3. To approve the reorganization of Birmingham Utilities' current corporate structure pursuant to an agreement and plan of merger and share exchange which will result in the formation of a new holding company; and

      4. To transact any other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

These items of business are described in the attached proxy statement-prospectus. The board of directors of Birmingham Utilities has fixed the close of business on May 10, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the annual meeting. Only holders of record of Birmingham Utilities' common stock on the record date are entitled to vote at the annual meeting.

Your vote is very important, regardless of the number of shares you own. The reorganization cannot be completed unless the merger agreement is adopted by holders of two-thirds of the outstanding shares, on the record date, of Birmingham Utilities common stock.

You can ensure that your shares are voted at the annual meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of Birmingham Utilities at our headquarters, located at 230 Beaver Street, Ansonia, Connecticut 06401-0426, by signing and returning a later dated proxy or by voting in person at the annual meeting.

All shares represented by properly executed proxies will be voted in accordance with the specifications on the proxy card. If no such specifications are made, proxies will be voted for approval and adoption of the proposals above.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE BIRMINGHAM UTILITIES ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE BIRMINGHAM UTILITIES ANNUAL MEETING, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                           By Order of the Board of Directors,

                                           /s/ John S. Tomac
                                           President


                                           May 20, 2002

                                TABLE OF CONTENTS

                                                                          PAGE
Available
Information.................................................................1
Summary.....................................................................1
Risk Factors................................................................3
Forward-Looking Statements..................................................3
Information About the Annual Meeting........................................5
   Proposal 1 - Election of Directors.......................................5
             Executive Compensation.........................................7
             Section 16(a) Beneficial Ownership Reporting Compliance........11
             Company Performance............................................11
             Stock Ownership................................................12
   Proposal 2 - Ratification of Selection of Independent Auditors...........13
             Auditor Matters................................................13
             Certain Transactions...........................................14
   Proposal 3 - Approval of Holding Company Structure.......................14
             General........................................................14
             Organization of BIW Limited and Birmingham Mergings............14
             Reasons for the Plan of Merger and Share Exchange..............15
             Plan of Merger and Share Exchange..............................16
             Required Stockholder Approval..................................17
             Dissenters' Rights.............................................17
             Required Regulatory Approvals..................................19
             Regulation of BIW Limited......................................19
             Businesses of BIW Limited......................................19
             Amendment or Termination.......................................19
             Effective Date of the Share Exchange...........................20
             Exchange of Stock Certificates Not Required....................20
             Federal Income Tax Consequences................................20
             Description of BIW Limited Capital Stock.......................21
             Listing of BIW Limited Common Stock............................21
             Dividends......................................................22
             Directors and Management of BIW Limited........................22
             Officer Employment Contracts...................................22
             Stock Option and Other Plans...................................22
             Transfer Agent and Registrar...................................22
             Financial Statements...........................................22
   Date for Submission of Proposals by Security Holders.....................23
Exhibit A - Agreement and Plan of Merger and Share Exchange.................24
Exhibit B - Copy of Sections 33-855 through 33-872 of the
   Connecticut Business Corporation Act.....................................27
Exhibit C - Certificate of Incorporation of BIW Limited.....................31
Exhibit D - Bylaws of BIW Limited...........................................32

                              AVAILABLE INFORMATION

     Birmingham Utilities is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance with the Exchange Act, files reports, proxy statements and other information with the Securities and Exchange Commission. Following completion of the share exchange, BIW Limited will file these reports and other information under the Exchange Act. You may read and copy any of these reports, proxy statements and other information at the Securities and Exchange Commission's public reference facilities in Washington, D.C., Chicago, Illinois, and New York, New York. The Securities and Exchange Commission also maintains an Internet Website at "http://www.sec.gov" that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Birmingham Utilities' common stock is listed on the American Stock Exchange. You may read and copy any of these reports, proxy statements and other information concerning Birmingham Utilities at the office of the American Exchange at 86 Trinity Place, New York, New York 10006.

     Once the share exchange is completed, BIW Limited common stock will be listed on the American Stock Exchange under the ticker symbol "BIW." At the time of this listing, the Birmingham Utilities common stock will be delisted.

     BIW Limited has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933, to register the BIW Limited common stock that will be issued in the share exchange, as well as BIW Limited common stock that may be issued in lieu of Birmingham Utilities common stock under Birmingham Utilities common stock plans. The registration statement contains all material information regarding BIW Limited, Birmingham Utilities and the share exchange. For further information, you may review the Registration Statement.

--------------------------------------------------------------------------------
                                     SUMMARY

     This summary highlights selected information from this proxy statement and prospectus, and may not contain all of the information that is important to you. To understand the proposal to reorganize Birmingham Utilities into a holding company structure and for a more complete description of the legal terms of the agreement and plan of merger and share exchange, you should read carefully the remainder of this document and the documents to which Birmingham Utilities and BIW Limited refer.

THE COMPANIES

     Birmingham Utilities is a specially chartered Connecticut public service company. It is engaged principally in the collection, distribution and sale of water for residential, commercial and industrial purposes and fire protection in Ansonia and Derby, Connecticut, and in small parts of the contiguous Town of Seymour, Connecticut.

     BIW Limited is a corporation organized to become the parent of Birmingham Utilities. It currently has only a small amount of equity capital and no debt. Its current board of directors consists of the two senior officers of Birmingham Utilities. The other current directors of Birmingham Utilities will become additional directors of BIW Limited when the proposed reorganization becomes effective and Birmingham Utilities has become a wholly-owned subsidiary of BIW Limited. The current directors of Birmingham Utilities will also continue to serve as directors of Birmingham Utilities.

THE REORGANIZATION

     The board of directors of Birmingham Utilities has unanimously approved a restructuring under the plan of merger and share exchange. Under the plan of merger and share exchange, BIW Limited will become the parent company of Birmingham Utilities. Although Birmingham Utilities' organizational structure will change, BIW Limited will continue to conduct Birmingham Utilities' current businesses through Birmingham Utilities.

     All Birmingham Utilities' common stock will be exchanged for BIW Limited common stock on a share-for-share basis. The agreement and plan of merger and share exchange is attached as Exhibit A to this proxy statement and prospectus. Birmingham Utilities and BIW Limited encourage you to read it, as it is the legal document that governs the merger and share exchange.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EFFECT OF THE REORGANIZATION ON BIRMINGHAM UTILITIES STOCKHOLDERS

     Dividends.
     ----------
     Birmingham Utilities and BIW Limited expect that quarterly dividends on the BIW Limited common stock will be paid on the same dates currently followed by Birmingham Utilities with respect to its common stock dividends. For a period of time following the merger and share exchange, Birmingham Utilities and BIW Limited expect that the funds required by BIW Limited to enable it to pay common stock dividends will be derived predominantly from the dividends paid by Birmingham Utilities to BIW Limited. Birmingham Utilities and BIW Limited anticipate that these cash dividends paid by Birmingham Utilities to BIW Limited will be sufficient to enable BIW Limited to pay cash dividends on BIW Limited common stock and to meet operating and other expenses. Because there will be no short-term change in the nature or extent of the businesses currently being operated by Birmingham Utilities, there is no present plan to alter the dividend. However, Birmingham Utilities and BIW Limited cannot guarantee what the amount of the initial quarterly dividend on BIW Limited common stock may be or the payment of future dividends, since the declaration of these dividends will depend primarily on the ability of BIW Limited's subsidiaries (including Birmingham Utilities) to pay dividends to BIW Limited, which, in turn, will depend upon the future earnings and financial condition of these subsidiaries.

     Federal Income Tax Effects.
     ---------------------------
     The reorganization has been structured as a "tax-free reorganization" for Federal income tax purposes. Accordingly, you will not recognize gain or loss for Federal income tax purposes if you exchange your Birmingham Utilities common stock for BIW Limited common stock.

     Birmingham Utilities Automatic Dividend Reinvestment And Common Stock
     ---------------------------------------------------------------------
     Purchase Plan.
     --------------
     All shares of Birmingham Utilities common stock that are held under our dividend reinvestment plan and four stock option plans will be automatically exchanged for shares of BIW Limited common stock. BIW Limited will continue the dividend reinvestment and stock option plans with BIW Limited common stock after the share exchange.

     Stock Certificates.
     -------------------
     It will not be necessary for you to turn in your Birmingham Utilities stock certificates for BIW Limited stock certificates. Your certificates will automatically represent BIW Limited common stock.

REASONS FOR THE REORGANIZATION

     Birmingham Utilities believes that as a result of the current business climate there are numerous non-regulated business opportunities that exist that it could consider if the operations of its business were separated into regulated and non-regulated entities. The holding company structure will allow BIW Limited the managerial, structural and financial flexibility necessary to meet challenges in the competitive marketplace. In addition, changing the corporate structure so that unregulated activities are not conducted in concert with regulated activities will provide more definitive legal insulation of such activities.

REORGANIZATION RECOMMENDATIONS TO STOCKHOLDERS

     BIRMINGHAM UTILITIES' BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED REORGANIZATION INTO A HOLDING COMPANY STRUCTURE IS IN YOUR BEST INTEREST AND RECOMMENDS THAT YOU VOTE FOR THE REORGANIZATION PROPOSAL.

STOCKHOLDER VOTE REQUIRED TO APPROVE THE REORGANIZATION

     The owners of two-thirds of the outstanding number of shares of Birmingham Utilities' common stock must vote in favor of the reorganization in order for it to become effective.

Dissenters' Rights

     A dissenting Birmingham Utilities stockholder has the right to be paid the fair value of his, her or its shares of Birmingham Utilities common stock instead of having them converted into shares of BIW Limited common stock. In order to assert your dissenters' rights, you must follow the procedures provided in the applicable Connecticut statutes, copies of which are attached as Exhibit B, including:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o delivering to Birmingham Utilities written notice of your intent to demand payment; and
o   not voting your common stock in favor of the reorganization proposal.

Regulatory Approvals

     In addition to stockholder approval, Birmingham Utilities must obtain the approval of the Connecticut Department of Public Utility Control before the reorganization can become effective. Birmingham Utilities filed with the Connecticut Department of Public Utility Control on January 17, 2002, an application for approval to establish a holding company structure and expects a decision in May 2002. Although there can be no assurance that approval will be granted, Birmingham Utilities expects the Connecticut Department of Public Utility Control to approve the application.
--------------------------------------------------------------------------------

                                  RISK FACTORS

     The corporate restructuring proposed will not change the nature or extent of the regulated businesses currently being operated by Birmingham Utilities. However, Birmingham Utilities stockholders should bear in mind the risk factors that are associated with their investment, which are summarized below.

LOSSES FROM UNREGULATED BUSINESS ACTIVITIES NOT RECOVERABLE THROUGH WATER RATES. Following the completion of the proposed holding company restructuring, BIW Limited will be able to pursue additional business opportunities without having to obtain the prior approval of the Connecticut Department of Public Utility Control. These unregulated business opportunities will likely involve more risk than Birmingham Utilities' regulated business activities. Any losses incurred by these unregulated businesses will not be recoverable through the water rates of Birmingham Utilities.

DIVIDENDS ON BIW LIMITED COMMON STOCK WILL BE DEPENDENT ON DIVIDENDS PAID TO BIW LIMITED BY BIRMINGHAM UTILITIES. For a period of time following the share exchange, the funds required by BIW Limited to enable it to pay dividends on BIW Limited common stock are expected to be derived predominantly from the dividends paid by Birmingham Utilities to BIW Limited. Accordingly, the ability of BIW Limited to pay dividends, as a practical matter, will be governed by the ability of Birmingham Utilities to pay common stock dividends. The ability of Birmingham Utilities to pay dividends on its common stock will continue to be subject to outstanding common stock dividend restrictions currently contained in Birmingham Utilities' Mortgage Bond Indenture. Because Birmingham Utilities will remain subject to regulation by the Connecticut Department of Public Utility Control, the amount of its earnings and dividends will continue to be affected by the manner in which the Connecticut Department of Public Utility Control regulates Birmingham Utilities. There can be no guarantee, however, of the amount of the initial quarterly dividend on BIW Limited common stock or of the payment of future dividends by BIW Limited, as the declaration of dividends will be dependent primarily on the receipt of future dividends from subsidiaries of BIW Limited which, in turn, will be dependent upon the future earnings and financial condition of these subsidiaries.


                           FORWARD-LOOKING STATEMENTS

     This proxy statement and prospectus contains forward-looking statements. These statements are based upon management's current expectations and information currently available and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Whenever we use the words "anticipates," "believe," "estimate," "expect," "project," "objective," or similar expressions, they are intended to identify forward-looking statements. For example, forward-looking statements may include, among others:

o    statements concerning the future payment of dividends,
o statements or projections as to financial results or as to the pursuit of business in new markets,
o statements concerning the regulatory approval process or future regulation of BIW Limited and its subsidiaries,
o statements concerning the future businesses or management of BIW Limited and its subsidiaries, and
o    concerning the effects or benefits of a holding company structure.

     In addition to the assumptions and other factors recited in these forward-looking statements, factors that could cause actual results to differ from those forecast in the statements include, among others:

o    regulatory developments,
o    the rapidly changing and increasingly competitive utility industry,
o the ability to obtain adequate and timely rate relief from regulatory commissions,

o    cost recovery,
o    legal or administrative proceedings,
o    business conditions,
o    technological developments,
o    changes in the cost or availability of capital or labor,
o other factors and events that may be disclosed from time to time in BIW Limited's or Birmingham Utilities' publicly disseminated documents or filings.

     Neither BIW Limited nor Birmingham Utilities is assuming any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                      INFORMATION ABOUT THE ANNUAL MEETING

     This proxy statement and prospectus and the accompanying proxy card are furnished to the holders of common stock of Birmingham Utilities in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on Tuesday, June 25, 2002, or at any adjournment of the annual meeting. The purposes of the meeting and the matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders.

     Proxies for use at the meeting are being solicited by Birmingham Utilities. Proxies will be mailed to stockholders on or about May 23, 2002 and will be solicited chiefly by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, facsimile, or in person to request that proxies be furnished. We will pay all expenses incurred in connection with this solicitation.

     A form of proxy for use at the annual meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified. If no specifications are given, the proxies intend to vote the shares represented to approve Proposals No. 1, 2 and 3 as described in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

     Only stockholders of record at the close of business on May 10, 2002 are entitled to notice of and to vote at the annual meeting or any adjournment of the annual meeting. On March 8, 2002 there were 1,632,880 shares of common stock outstanding. Each share is entitled to one vote on each of the matters to be presented at the annual meeting. The holders of a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under Connecticut law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the American Stock Exchange. The effect of broker non-votes on the specific items to be brought before the annual meeting is discussed under each item.

     Common stockholders who are participants in Birmingham Utilities' dividend reinvestment plan will receive proxy forms that will include the shares in their accounts under the plan. American Stock Transfer & Trust Company, Birmingham Utilities' agent under the plan, has authorized Birmingham Utilities to vote shares held in the plan according to the instructions received on the proxy forms.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Our By-laws provide for not less than seven nor more than fifteen Directors to be elected at the Annual Meeting of Stockholders, each to serve for the ensuing year and until his or her successor is elected and has qualified. The Board of Directors currently consists of ten persons. The names of the ten nominees for election as Directors are set forth below, and the following information is furnished with respect to them. All nominees have consented to be named and have indicated their intent to serve if elected. Birmingham Utilities has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur. In the event any of these nominees will be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee.

     The nominees, their ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are:

                                        Year First                  Principal Occupation
     Nominee                   Age    Became Director             During the Past Five Years
     -------                   ---    ---------------             --------------------------
     Michael J. Adanti         61          2000          President, Southern Connecticut State
                                                         University since 1984.

     Mary Jane Burt            48          2000          Principal, The Laurel Group (Investment and
                                                         Business Consultants) since 1998; Previously,
                                                         President, Burt Medical Lab (1984-1998);
                                                         Director, INSITE ONE from 1999 to 2001.

     James E. Cohen            55          1982          Lawyer in private practice in Derby, CT since
                                                         1971; Attorney Trial Referee for the
                                                         Connecticut Superior Court since 1996.

     Betsy Henley-Cohn         49          1981          Chairwoman of the Board of Directors of the
                                                         Company since 1992; Chairperson/Treasurer,
                                                         Joseph Cohn & Sons, Inc. (construction
                                                         subcontractors) since 1979; Director, United
                                                         Illuminating Corp. since 1990; Director,
                                                         Aristotle Corp. since 1995; Director, Citizens
                                                         Bank of Connecticut (1997-1999).

     Alvaro da Silva           56          1997          President, DSA Corp. (a management company)
                                                         since 1979; President B.I.D., Inc. (land
                                                         development and home building company);
                                                         Managing Partner, Connecticut Commercial
                                                         Investors, LLC (a commercial real estate and
                                                         investment partnership) since 1976; Director of
                                                         Great Country Bank (1991-1995).

     Themis Klarides           36          2001          Lawyer in Practice in Shelton, CT since 1998;
                                                         State Representative, 114 District Connecticut
                                                         General Assembly since 1998.

     Aldore J. Rivers, Jr.     68          1986          Retired; President of the Company until
                                                         September 30, 1998.

     B. Lance Sauerteig        56          1996          Principal in BLS Strategic Capital, Inc.
                                                         (financial and investment advisory company)
                                                         since 1994; Principal in Tortoise Capital
                                                         Partners, LLC (real estate investments)
                                                         since 2000.

     Kenneth E. Schaible       60          1994          Real Estate Developer and Director of AuthX,
                                                         Inc.; previously, Senior Vice President,
                                                         Webster Bank, 1995-1996; President, Shelton
                                                         Savings Bank and Shelton Bancorp., Inc.
                                                         1972-1995.

     John S. Tomac             48          1999          President of Company since October 1, 1998;
                                                         Treasurer of the Company since December 1997;
                                                         Vice President of Company December 1,
                                                         1997-September 30, 1998; Assistant Controller,
                                                         BHC Company, 1991-1997.

INFORMATION REGARDING BOARD OF DIRECTORS

     The Board of Directors' Executive Committee consisted of Ms. Henley-Cohn and Messrs. Tomac, Rivers, Cohen and Sauerteig during 2001. The Executive Committee met three times in 2001. The Executive Committee reviews strategic planning alternatives and advises the Board of Directors on financial policy, issuance of securities and other high priority issues.

     The Board of Directors' Audit Committee consisted of Messrs. Schaible, da Silva, Adanti and Ms. Burt, during 2001. The Audit Committee met four times in 2001. The Audit Committee recommends to the Board of Directors the appointment of Birmingham Utilities' independent auditors and reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; reviews any non-audit services rendered by the auditors and the fees therefor; reviews with the auditors and management our policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with our financial staff and the extent to which recommendations made by the independent auditors have been implemented. All members of the Audit Committee are independent as defined in the listing standards of the American Stock Exchange. On June 13, 2000, the Board of Directors adopted an Audit Committee Charter that meets the requirements of the Securities and Exchange Commission and the American Stock Exchange.

     The Board of Directors' Personnel and Pension Committee consisted of Messrs. Sauerteig, Rivers, Adanti, Ms. Burt and Ms. Klarides during 2001. The Personnel and Pension Committee met three times in 2001. The Personnel and Pension Committee reviews executive officer compensation and proposes the same to the full Board of Directors for action. It also proposes to the full Board overall payroll pool levels and pension plan arrangements for all employees.

     The Committee on Directors consisted of Messrs. Cohen, Schaible and Ms. Henley-Cohn during 2001. The committee met two times in 2001. That Committee makes recommendations to the Board of Directors for Board replacements when they become available and for compensation levels for the Board of Directors.

     Ms. Henley-Cohn is an ex-officio member on all committees of the Board of Directors on which she is not listed as a number.

     In 2001, the Board of Directors held six meetings. Each Director, other than Mr. da Silva, attended at least 75% of the aggregate number of meetings of the full Board of Directors and any Committee(s) of the Board of Directors on which such Director served during 2001.

     Mr. Cohen is a partner in the law firm of Cohen & Thomas, which has represented Birmingham Utilities on occasion in past years; Birmingham Utilities may continue to employ that firm on occasion in the future.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Directors received an annual fee of $4,750 plus $600 for each full Board meeting and $400 for each Committee meeting actually attended in 2001.

VOTE REQUIRED

     The nominees receiving the affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, shall be elected as directors. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an instruction to withhold authority by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the nominee because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the nominee.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF BIRMINGHAM UTILITIES AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                             EXECUTIVE COMPENSATION

RETIREMENT PLAN

     The Company has a noncontributory defined benefit plan, which covers substantially all employees. The retirement plan generally provides a retirement benefit based upon the participant's years of credited service and his or her final average earnings, with final average earnings consisting of the total compensation (including salary, bonus and overtime earnings) of the participant during the five years of highest total compensation of the participant in the 10 years preceding the participant's retirement or termination date. Retirement benefits are payable either as a straight life annuity, a joint and survivor annuity or in other optional forms. Normal retirement is at age 65, but certain early retirement benefits may be payable to participants who have attained age 55 and completed 10 years of continuous service, and survivor benefits may be payable to the surviving spouse of a vested participant who dies prior to early or normal retirement. A participant's benefit under the retirement plan vests after five years of credited service, all benefits funded by Birmingham Utilities are based upon actuarial computations, and no contributions are made by participants.

     The following table shows estimated annual benefits payable under the plan to participants in specified compensation (final average earnings) and years-of-service classifications on a straight life annuity basis, assuming normal retirement at age 65 in 2001. The benefits listed in the following table are not subject to any deduction for social security or other offset amounts.

                              YEARS OF SERVICE (B)
                              --------------------
 FINAL AVERAGE
  EARNINGS (A)       15           20           25           30           35
  ------------       --           --           --           --           --

    125,000        24,375       32,500       40,625       48,750       56,875

    150,000        29,250       39,000       48,750       58,500       68,250

    175,000        34,125       45,500       56,875       68,250       79,625

    200,000        39,000       52,000       65,000       78,000       91,000

     (a) The current final average earnings as of December 31, 2001 for Betsy Henley-Cohn and John S. Tomac are $60,393 and $116,718, respectively.

     (b) Years of credited service under the retirement plan as of December 31, 2001 for Betsy Henley-Cohn and John S. Tomac are 6 and 4, respectively.


EMPLOYMENT CONTRACTS

     John S. Tomac
     -------------
     Effective October 1, 1998, Birmingham Utilities entered into an employment agreement with its President, John S. Tomac. The agreement has a three-year term with automatic three-year extensions, unless either party gives written notice that the agreement will no longer be automatically extended. No notice was given in 2001 and this agreement was extended to September 30, 2004. The employment agreement terminates upon the death of Mr. Tomac or upon mutual agreement of the parties. The agreement can be terminated by the Company: (i) for "cause" (as defined in the employment agreement), (ii) in the event Mr. Tomac becomes disabled, or (iii) without cause, during a six month period during each term; provided however, that if Mr. Tomac is terminated without cause during such six month period, he is entitled to receive a severance package equal to his base salary plus benefits for one year from the date of such termination. Mr. Tomac may terminate the agreement in the event of a Change of Control (as defined in the employment agreement) or in the event that Birmingham Utilities breaches this agreement. If Mr. Tomac elects to terminate the agreement upon a Change of Control, he will be entitled to receive a lump sum payment, payable within 90 days of making the election, equal to two times the greater of (x) his compensation during the last full fiscal year immediately preceding the election and (y) his average annual compensation with respect to the two most recent fiscal years preceding such election. Mr. Tomac's compensation for purposes of the foregoing calculation includes base salary, bonus and any other cash incentives paid to him. If Mr. Tomac does not elect to terminate the agreement upon a Change of Control, the agreement will continue in effect for a period of three years from the Change of Control and then terminate. None of these termination provisions will become applicable by reason of the implementation of the plan of merger and share exchange.

     The employment agreement provides for an annual salary of $100,000 and provides that the Board of Directors shall review Mr. Tomac's salary annually. In addition, Birmingham Utilities agrees to provide an automobile for Mr. Tomac and agrees to pay all expenses in connection with the operation of the vehicle, including fuel expenses. Pursuant to the employment agreement, Mr. Tomac is entitled to four weeks paid vacation, to be taken each year and is also entitled to participate in any employee welfare and retirement plan or program of Birmingham Utilities available generally to its employees including hospital, medical and dental benefits.

     Under the employment agreement, Birmingham Utilities agrees to indemnify Mr. Tomac to the fullest extent possible under Connecticut law against all costs, charges and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of Birmingham Utilities or his serving or having served any other enterprise as a director, officer or employee at the request of Birmingham Utilities. In addition, Mr. Tomac is entitled to the protection of any insurance policies Birmingham Utilities may elect to maintain generally for the benefit of its directors and officers with respect to such costs, charges and expenses.

     Aldore J. Rivers, Jr.
     --------------------
     Effective September 30, 1998, Birmingham Utilities entered into a consulting agreement with its former president, Aldore J. Rivers. The agreement terminated Mr. Rivers' prior employment agreement and released him from his duties as an officer and employee of Birmingham Utilities.

     The consulting agreement provides that Mr. Rivers will provide consulting services to Birmingham Utilities until September 30, 2003, provided that either party may terminate the consulting arrangement upon three months written notice. Under the agreement, Mr.

Rivers provides up to 100 hours of consulting services per year at the request of Birmingham Utilities and in exchange, receives $30,000 per year. Under the agreement, Mr. Rivers also serves on the board of directors of Birmingham Utilities and receives no additional compensation as a non-employee director.

     The consulting agreement also provides Mr. Rivers with supplemental pension benefits of $2,400 per month for fifteen years and provides that in the event of his death during that fifteen year period, his designated beneficiaries shall receive $1,200 per month for the remainder of the period.

EXECUTIVE OFFICERS: ANNUAL AND LONG-TERM EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid or accrued by the Company to those persons who were the Chief Executive Officer and the executive officers of the Company at the end of 2001 whose total annual salary exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered by them in all capacities in which they served the Company during 1999, 2000 and 2001. The following table does not contain a column for "Other Annual Compensation" because the amount of perquisites and other personal benefits received by the Named Executive Officers was less than the lesser of $50,000 or 10% of the total salary and bonus reported for each person.


                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                               ANNUAL COMPENSATION
                                               -------------------
     NAME AND PRINCIPAL POSITION          YEAR      SALARY ($)      BONUS
     ---------------------------          ----      ----------      -----
     John  S. Tomac                       2001       $116,600      $39,613
     President and Director               2000       $109,727        $ 0
                                          1999       $105,098        $ 0

     Betsy Henley-Cohn                    2001        $67,100      $20,000
     Chairman of the Board                2000        $61,000        $ 0
     and Chief Executive Officer          1999        $61,000        $ 0

     No grants of stock options were made during the year ended December 31, 2001 to the named executive officers.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED IN-
                     SHARES ACQUIRED ON    VALUE REALIZED               UNEXERCISED                THE-MONEY OPTIONS AT FISCAL
                         EXERCISE (#)            ($)           OPTIONS AT FISCAL YEAR-END (#)              YEAR-END($)
                         ------------      --------------      -----------------------------       ---------------------------
  NAME                                                        EXERCISABLE       UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
  ----                                                        -----------       -------------     -----------     -------------
  John. S. Tomac            1,576            $12,115.50          9,630              8,000           $106,291         $67,738
  Betsy Henley-Cohn             0                 --                 0                  0                 --              --

PERSONNEL AND PENSION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors' Personnel and Pension Committee is comprised of five independent non-employee directors. During 2001, the Personnel and Pensions Committee consisted of Messrs. Sauerteig, Rivers and Adanti, Ms. Burt, and Ms. Klarides. As members of the Personnel and Pension Committee, it is our responsibility to administer Birmingham Utilities' executive compensation programs, monitor corporate performance and its relationship to compensation of executive officers, and make appropriate recommendations concerning matters of executive compensation.

     Compensation Policies
     ---------------------
     We have formulated a compensation philosophy that is designed to enable us to attract, retain and reward capable employees who can contribute to the success of Birmingham Utilities, principally by setting base salaries at the median of the marketplace. Four key principles serve as the guiding framework for compensation decisions for all employees of the Company:

o To attract and retain the most highly qualified management and employee team.

o    To pay competitively compared to similar water utility companies.

o To motivate senior executives to achieve Birmingham Utilities' annual and long-term business goals by providing equity-based incentive opportunities.

o To strive for fairness in administration by emphasizing performance related contributions as the basis of pay decisions.

     To implement these policies, we have designed the framework for a three-part executive compensation program consisting of base salary, long-term incentive opportunities for senior management, and other employment benefits.

     BASE SALARY. Birmingham Utilities will seek to maintain levels of compensation that are competitive with similar water utilities companies. Birmingham Utilities' philosophy regarding base salaries is conservative, and will seek to maintain salaries for the aggregate officer group at approximately the competitive industry average. Periodic increases in base salary will relate to individual contributions evaluated against established objectives, length of service, and the industry's annual competitive pay practice movement. We have determined that the base salary for 2001 for our Chief Executive Officer and for the other executive officers was generally at or below the competitive industry average.

     LONG TERM INCENTIVES. We believe that a compensation program should provide executives with an opportunity to increase their ownership in the company and gain financially from its stock price increases. By this approach, the best interests of stockholders and executives are closely aligned. Therefore, Birmingham Utilities executives are eligible to receive stock options, giving them the right to purchase shares of common stock at a specified price in the future. We believe that the use of stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for stockholders and retaining key employees.

     OTHER BENEFITS. Our philosophy is to provide competitive health- and welfare-oriented benefits to executives and employees, but to maintain a conservative posture relative to executive benefits. Consistent with industry practices, we provide a company automobile to certain executive officers.

     Compliance With Section 162(m) of the Internal Revenue Code
     -----------------------------------------------------------
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. We intend to structure the compensation of our executive officers in a manner that should ensure that the Company does not lose any tax deductions because of the $1 million compensation limit in the foreseeable future.

     The salaries for our highest paid executives will be set, based on independent studies, at levels approximating the average for companies of comparable size in similar industries and are not expected to approach $1 million in the foreseeable future. We are a proponent of using more performance and equity-based compensation, which can often be designed to ensure that tax deductibility is not compromised.

     2001 Compensation for the Chief Executive Officer
     -------------------------------------------------
     In 2001, Betsy Henley-Cohn received an annual base salary of $67,100 and a bonus of $20,000. Ms. Henley-Cohn's base salary and bonus are set below the industry average on account of her significant equity ownership in Birmingham Utilities. Her annual salary was nonetheless increased, and she received a bonus, in 2001 in response to her contributions to the Company's performance. Total compensation for each executive depends upon the executive's experience level and scope of responsibility within the company as well as individual performance. The Personnel and Pension Committee took particular note of Ms. Henley-Cohn's leading role in the Company's recent land sales, which have had important benefits to the Company's financial position by allowing the Company to reduce its debt and make substantial progress in meeting its financial goals as embodied in the Company's five-year financial plan. No option or restricted stock grants were made to Ms. Henley-Cohn in 2001, since the Committee believed that the level of her equity ownership aligned her interests with those of the stockholders.

     Summary
     -------
     The Board of Directors' Personnel and Pension Committee believes that we have implemented a comprehensive compensation program for Company executives that is appropriate and competitive with the total compensation programs provided by other similar water utility companies with which we compete. We believe our compensation philosophy ties compensation to stockholder returns and thereby links compensation to the achievement of annual and longer-term operational results of the Company on behalf of our stockholders. We look forward to providing the stockholders with an update in our next annual report to you.


                         Personnel and Pension Committee
                         of the Board of Directors

                            - B. Lance Sauerteig
                            - Aldore J. Rivers, Jr.
                            - Michael J. Adanti
                            - Themis Klarides
                            - Mary Jane Burt


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the American Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of these forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2001 all executive officers, directors and greater than ten percent beneficial owners complied with Section 16(a) filing requirements, with the following exceptions: each of Michael Adanti, a director and Mary Jane Burt, a director, failed to make a timely filing to disclose the grant of options during calendar year 2000; each has now made a filing to disclose such grants.


                               COMPANY PERFORMANCE

     The following graph shows the cumulative total stockholder return on Birmingham Utilities common stock since January 1, 1997, compared to the returns of the American Stock Exchange Market Index, and the reporting companies in SIC Code 4941 - Water Supply Companies.







                                     [GRAPH]

------------------------- -----------------------------------------------------------------------------
                                                        FISCAL YEAR ENDING
------------------------- -----------------------------------------------------------------------------
COMPANY/MARKET/INDEX       12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/29/2000   12/31/2001
------------------------- ------------ ------------ ------------ ------------ ------------ ------------
Birmingham Utilities Inc.    100.00       162.64       275.57       510.25       287.59       450.39
------------------------- ------------ ------------ ------------ ------------ ------------ ------------
Water Supply                 100.00       134.69       168.89       167.62       203.11       262.26
------------------------- ------------ ------------ ------------ ------------ ------------ ------------
AMEX Market Index            100.00       120.33       118.69       147.98       146.16       139.43
------------------------- ------------ ------------ ------------ ------------ ------------ ------------

                                 STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following tables set forth information as of March 8, 2002 with respect to the only persons known to us to be the beneficial owners (for purposes of the rules of the SEC) of more than 5% of the outstanding shares of our common stock as of that date.

NAME AND ADDRESS OF                    AMOUNT AND NATURE OF
BENEFICIAL OWNERS                      BENEFICIAL OWNERSHIP    PERCENT OF CLASS
-----------------                      --------------------    ----------------
Group consisting of Cohn Realty &
Investment, Betsy Henley-Cohn, Betsy
Cohn Spray Trust and Betsy Cohn
Income Trust, 80 Hamilton Street,
New Haven, Connecticut 06511                  159,896                9.79%

(1) Of the 159,896 shares owned by this Group, Betsy Henley-Cohn owns 10,000 shares, Cohn Realty & Investment (a Connecticut general partnership consisting of three investment trusts whose managing agent is Betsy Henley-Cohn, whose beneficiaries are certain members of the Cohn Family and whose Trustees are Rhoda Cohn and Stanley Bergman) has beneficial ownership of 68,300 shares; Betsy Cohn Spray Trust has beneficial ownership of 60,276 shares; Betsy Cohn Income Trust has beneficial ownership of 21,320 shares; Betsy Henley-Cohn has either a controlling or a beneficial interest in Cohn Realty & Investment, Betsy Cohn Spray Trust and Betsy Cohn Income Trust. No member of the Group owns or has the right to acquire, directly or indirectly, any other shares. Unless otherwise indicated, the named beneficial owner of the shares has sole voting and dispositive power with respect thereto. The information set forth in this footnote is derived from filings with the Securities and Exchange Commission made by the Group and from other information available to Birmingham Utilities.

     The following table sets forth certain information concerning ownership of the Company's shares by the Company's officers and directors.


-----------------------------------------------------------------------------
Name                  Common Shares Beneficially Owned   Percent of Class (2)
----                  --------------------------------   --------------------
                          As of March 8, 2002 (1)
-----------------------------------------------------------------------------
Michael J. Adanti                  5,900                        *
Mary Jane Burt                     9,482                        *
James E. Cohen                     77,596 (3)                   4.72%
Betsy Henley-Cohn                  159,896 (4)                  9.79%
Alvaro da Silva                    12,400                       *
Themis Klarides                    200                          *
Aldore J. Rivers, Jr.              10,209                       *
B. Lance Sauerteig                 10,400                       *
Kenneth E. Schaible                12,960                       *
John S. Tomac                      11,206                       *
Executive Officers, Directors      310,249                      18.41%
And Nominees as a group, 10 in
number
-----------------------------------------------------------------------------
* Less than 1%

(1) INCLUDES OPTIONS TO PURCHASE SHARES OF COMMON STOCK EXERCISABLE WITHIN 60 DAYS OF APRIL 2, 2002, AS FOLLOWS: MR. COHEN, 10,000; MR. DA SILVA, 10,000; MR. SAUERTEIG, 10,000; MR. SCHAIBLE, 10,000; MS. BURT, 1,250; MR. ADANTI, 1,250 AND MR. TOMAC 9,630.

(2) For the purpose of calculating the percentage of common stock beneficially owned (a) by the individual persons listed in the table, the number of options held by such person is included in both the number of shares beneficially owned by the person and in the total number of shares outstanding in the class with respect to the individual person's percentage calculation, and (b) by the directors and officers as a group, the total number of shares beneficially owned by the group and the total number of shares outstanding includes the 52,130 shares issuable upon the exercise of options exercisable by all persons in the group within 60 days of the record date.

(3) Includes 64,196 shares held by Mr. Cohen as Trustee for the David B. Cohen Family Trust, and 3,400 shares held in a brokerage custodial account for Mr. Cohen's benefit.

(4) Ms. Henley-Cohn is a member of the shareholder group described in the preceding table. The 159,896 shares set forth in this table is the aggregate number of shares held by all of the members of the group. See note (1) to the preceding table for information concerning shares beneficially held by Ms. Henley-Cohn.


       PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Dworken, Hillman, LaMorte & Sterczala, P.C. as Birmingham Utilities' independent auditors for the year ending December 31, 2002, and has directed that management submit the selection of independent auditors for ratification by stockholders at the annual meeting. Representatives of Dworken, Hillman, LaMorte & Sterczala, P.C. will be present at the Annual Meeting to respond to questions of shareholders, but, although they have been offered the opportunity to do so, they do not otherwise propose to make any statement.

     Stockholder ratification of the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. as Birmingham Utilities' independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider the selection of that firm. The Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of Birmingham Utilities and its stockholders.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS" TO BE IN THE BEST INTERESTS OF BIRMINGHAM UTILITIES AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                 AUDITOR MATTERS

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews Birmingham Utilities' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Birmingham Utilities' independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors, the audited financial statements for the fiscal year ended December 31, 2001. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Birmingham Utilities and its management. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to Birmingham Utilities by its independent auditors is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the fiscal year ended December 31, 2001 be included for filing in the Company's annual report on SEC Form 10-K for the year ended December 31, 2001.

                    Audit Committee of the Board of Directors

                           - Kenneth E. Schaible
                           - Alvaro da Silva
                           - Mary Jane Burt
                           - Michael J. Adanti

AUDIT FEES

     The aggregate fees billed to Birmingham Utilities by our auditors Dworken, Hillman, LaMorte & Sterczala, P.C. for professional services rendered in connection with the audit of our annual financial statements for the 2001 fiscal year and the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q were $64,500.

ALL OTHER FEES

     The aggregate fees billed to Birmingham Utilities for professional services rendered in 2001 by our auditors Dworken, Hillman, LaMorte & Sterczala, P.C. other than for services specifically described above, were $34,590.

                              CERTAIN TRANSACTIONS

     Mr. Cohen is a partner in the law firm of Cohen & Thomas, which has represented the Company on occasions in past years; the Company may continue to employ that firm on occasion in the future. Annual amounts paid since 1999 have been under $15,000.

             PROPOSAL NO. 3 -- APPROVAL OF HOLDING COMPANY STRUCTURE

GENERAL

     The board of directors and management of Birmingham Utilities consider it to be in the best interests of Birmingham Utilities, its stockholders and customers to change the corporate organization of Birmingham Utilities into a holding company structure. The holding company structure will be accomplished through a reverse triangular merger under a plan of merger and share exchange and in accordance with the Connecticut Business Corporation Act. Completion of the plan of merger and share exchange will result in Birmingham Utilities becoming a wholly-owned subsidiary of BIW Limited, a newly-formed Connecticut corporation, and you will become a holder of BIW Limited common stock.

     The board of directors of Birmingham Utilities has unanimously approved, and has recommended that Birmingham Utilities' stockholders approve, the plan of merger and share exchange, which is subject to stockholder and regulatory approvals. The plan of merger and share exchange is attached to this proxy statement and prospectus as Exhibit A. This proxy statement and prospectus incorporates by reference the plan of merger and share exchange. The share exchange will not result in the recognition of gain or loss by Birmingham Utilities' stockholders for Federal income tax purposes.

ORGANIZATION OF BIW LIMITED AND BIRMINGHAM MERGINGS

     BIW Limited
     -----------
     BIW Limited was incorporated under the laws of the State of Connecticut on March 13, 2002. BIW Limited was organized to become the parent of Birmingham Utilities and currently has only minimal equity capital and no debt. Before the effective time of the plan of merger and share exchange, the only business of BIW Limited will be the execution, delivery and performance of the plan of merger and share exchange and the assets of BIW Limited will consist only of (a) $1,000 in cash, representing one half of the equity capital contributed by Birmingham Utilities, the owner of 100 shares of BIW Limited common stock and BIW Limited's sole shareholder, and (b) 100 shares of Birmingham Mergings common stock, which constitutes all of the issued and outstanding shares of Birmingham Mergings common stock and which was acquired by BIW Limited with the other half of the equity capital contributed to it by Birmingham Utilities. The officers of BIW Limited prior to the effective time of the plan of merger and share exchange will be Betsy Henley-Cohn, John S. Tomac and Henrietta Vitale; and the directors of BIW Limited prior to the effective time of the plan of merger and share exchange will be Betsy Henley-Cohn and John S. Tomac. At the effective time of the plan of merger and share exchange, all of the shares of BIW Limited common stock held by Birmingham Utilities will be cancelled, and the other directors of Birmingham Utilities will become additional directors of BIW Limited. The principal executive offices of BIW Limited are now, and will remain after the completion of the plan of merger and share exchange, at 230 Beaver Street, Ansonia, CT 06401-0426.

     Birmingham Mergings
     -------------------
     Birmingham Mergings was incorporated under the laws of the State of Connecticut on March 13, 2002. Birmingham Mergings was organized as a wholly-owned subsidiary of BIW Limited to facilitate the plan of merger and share exchange. At the effective time of the plan of merger and share exchange, Birmingham Mergings will cease to exist as a result of its merger with and into Birmingham Utilities. Birmingham Mergings has only minimal equity capital and no debt. Prior to the effective time of the plan of merger and share exchange, the only business of Birmingham Mergings will be the execution, delivery and the performance of the plan of merger and share exchange and the assets of Birmingham Mergings will consist only of $1,000 in cash, representing the equity capital contributed by BIW Limited, the owner of 100 shares of Birmingham Mergings' common stock and Birmingham Mergings' sole stockholder. The officers and directors of Birmingham Mergings prior to the effective time of the plan of merger and share exchange will be Betsy Henley-Cohn, John S. Tomac and Henrietta Vitale, each holding the same offices in Birmingham Mergings as he or she holds in BIW Limited. At the effective time of the plan of merger and share exchange, all 100 of the shares of Birmingham Mergings common stock owned by BIW Limited will be automatically converted into an equal number of shares of Birmingham Utilities common stock. As a result of this conversion, and the simultaneous automatic conversion of all of the previously outstanding common stock shares of Birmingham Utilities into BIW Limited common stock shares, BIW Limited will become the sole stockholder of Birmingham Utilities.

     Organizational Charts
     ---------------------
     The following charts demonstrate the differences between Birmingham Utilities' present organizational structure and the organizational structure of BIW Limited after the merger and share exchange.

Birmingham Utilities' current corporate structure is as follows:

                           -------------------------
                           BIRMINGHAM UTILITIES INC.
                           -------------------------
                                       |
                           -------------------------
                                  BIW LIMITED
                           -------------------------
                                       |
                           -------------------------
                           BIRMINGHAM MERGINGS, INC.
                           -------------------------

The reorganized corporate structure after the completion of the plan of merger and share exchange is expected to be as follows:

                           -------------------------
                                  BIW LIMITED
                           -------------------------
                                       |
                           -------------------------
                           BIRMINGHAM UTILITIES, INC.
                           -------------------------


REASONS FOR THE PLAN OF MERGER AND SHARE EXCHANGE

     General
     -------
     The board of directors of Birmingham Utilities considered many factors in its decision to recommend the plan of merger and share exchange. A summary of all of the material factors considered by the board of directors in approving and recommending the plan of merger and share exchange appears below.

     Competing In A New Regulatory Environment
     -----------------------------------------
     Birmingham Utilities believes that as a result of the current business climate there are numerous non-regulated business opportunities that exist that it could consider if the operations of its business were separated into regulated and non-regulated entities. The holding company structure will allow BIW Limited the managerial, structural and financial flexibility necessary to meet challenges in the competitive marketplace. In addition, changing the corporate structure so that unregulated activities are not conducted in concert with regulated activities will provide more definitive legal insulation of such activities.

     Increased Flexibility
     ---------------------
     Birmingham Utilities is subject to Title 16 of the Connecticut General Statutes and the rules and regulations issued under Title 16. Title 16 imposes limitations and conditions on Birmingham Utilities' operations and its ability to obtain financing. These limits and the delay caused by the required Connecticut Department of Public Utility Control approval process represent a significant constraint on Birmingham Utilities' ability to compete with unregulated companies.

     Birmingham Utilities does not currently engage in any unregulated businesses. After the restructuring, however, BIW Limited may form subsidiaries to engage in unregulated business segments. These unregulated subsidiaries will be able to obtain debt and equity financing without having to comply with Title 16 and without first having to obtain Connecticut Department of Public Utility Control approval and will engage only in businesses that are not regulated by the Connecticut Department of Public Utility Control. These businesses will encounter competitive and other factors not generally experienced by Birmingham Utilities and they will have different investment risks than those involved in the regulated water business of Birmingham Utilities.

     Other Benefits Of The Holding Company Structure
     -----------------------------------------------
     Following is a summary of some of the other benefits that may be derived from operating through the holding company structure.

     o The separation of Birmingham Utilities' regulated utility operations from BIW Limited operations in other non-regulated business segments will help allay the concern of the Connecticut Department of Public Utility Control that the assets and operations of the regulated water company not be used to subsidize the operations of any non-regulated businesses.

     o The business risk from any unregulated operations of BIW Limited will not be transferred to Birmingham Utilities' utility operations.

     o Birmingham Utilities will obtain legal protection from the liabilities of any future unregulated subsidiaries of BIW Limited and, similarly, any future unregulated subsidiaries of BIW Limited will obtain any future legal protection from the liabilities of each other unregulated subsidiary and from the liabilities of Birmingham Utilities.

     o The holding company structure will permit the use of financing techniques that are more suited to the particular requirements, characteristics and risks of any future unregulated businesses of BIW Limited without affecting the creditworthiness of Birmingham Utilities.

PLAN OF MERGER AND SHARE EXCHANGE

     A copy of the plan of merger and share exchange is attached to this proxy statement and prospectus as Exhibit A. In order to implement the plan of merger and share exchange, Birmingham Utilities has formed BIW Limited as Birmingham Utilities' wholly-owned subsidiary. BIW Limited, in turn, has formed its own wholly-owned Connecticut corporation subsidiary named Birmingham Mergings, Inc. The plan of merger and share exchange has been unanimously approved by the boards of directors of Birmingham Utilities, BIW Limited and Birmingham Mergings, by Birmingham Utilities as the sole stockholder of BIW Limited, and by BIW Limited as the sole stockholder of Birmingham Mergings. At the effective time of the plan of merger and share exchange, the following events will occur:

     o Birmingham Mergings will merge with and into Birmingham Utilities with Birmingham Utilities being the surviving corporation;

     o each outstanding share of Birmingham Mergings common stock will be automatically converted into one share of Birmingham Utilities common stock;

     o each previously outstanding share of Birmingham Utilities common stock will be automatically converted into one share of BIW Limited common stock, except for shares with respect to which dissenters' rights have been properly exercised; and

     o each share of BIW Limited common stock owned by Birmingham Utilities will automatically be cancelled.

     Neither the certificate of incorporation of Birmingham Utilities, nor Birmingham Utilities' bylaws, will be affected by the plan of merger and share exchange. BIW Limited is governed by its own separate certificate of incorporation that was filed with the Secretary of State of the State of Connecticut on March 13, 2002 and by its own separate bylaws. BIW Limited's certificate of incorporation and bylaws are patterned on contemporary Connecticut business corporation models. Copies of these documents are attached to this proxy statement and prospectus as Exhibit C and Exhibit D, respectively.

     There will be no substantive differences between the By-Laws of BIW Limited and Birmingham Utilities. The following are the only substantive differences between the certificates of incorporation of BIW Limited and Birmingham Utilities:

     o Birmingham Utilities' certificate of incorporation refers to several Special Acts of the General Assembly of the State of Connecticut that specify the franchises, the nature of Birmingham Utilities' specially chartered businesses and its special rights, privileges and immunities as a regulated public utility company. These elements are unique to Birmingham Utilities and cannot be acquired by or transferred to any other corporation without authorization by the Connecticut General Assembly. BIW Limited's certificate of incorporation reflects the requirements of the Connecticut Business Corporation Act.

     o Under its certificate of incorporation, Birmingham Utilities is authorized to issue 2,000,000 shares of common stock, without par value per share, and 150,000 shares of preferred stock, par value $100.00 per share. Under its certificate of incorporation, BIW Limited is authorized to issue 5,000,000 shares of common stock, without par value per share. The other outstanding securities of Birmingham Utilities, including its debt instruments, will not be affected by the plan of merger and share exchange and each will remain an outstanding security of Birmingham Utilities. The plan of merger and share exchange can be carried out without the necessity of obtaining any approvals from the holders of Birmingham Utilities' debt instruments.


REQUIRED STOCKHOLDER APPROVAL

     Under Connecticut law, the plan of merger and share exchange must be approved by two-thirds of the voting power of each voting group entitled to vote on it. The holders of Birmingham Utilities common stock are the only voting group entitled to vote on the plan of merger and share exchange. Approval of the plan of merger and share exchange, therefore, requires the affirmative vote of two-thirds of the issued and outstanding shares of Birmingham Utilities' common stock stockholders voting as a group. Since the voting requirement for approval relates to outstanding shares as opposed to shares voted at the meeting, broker and stockholder non-votes and abstentions both will have the legal effect of negative votes.

DISSENTERS' RIGHTS

     The Connecticut Business Corporation Act provides you with dissenters' rights of appraisal if you object to the plan of merger and share exchange and meet the statutory requirements contained in Sections 33-855 through 33-872 of the Connecticut Business Corporation Act. Under the Connecticut Business Corporation Act, if the plan of merger and share exchange is approved by Birmingham Utilities stockholders and is completed, you may assert your dissenters' rights by doing all of the following:

     o deliver to Birmingham Utilities, before the vote is taken, written notice of your intent to demand payment for your shares of Birmingham Utilities common stock,

     o not vote your shares in favor of the plan of merger and share exchange, and

     o upon receipt of a dissenters' notice from Birmingham Utilities, demand payment, certify whether you acquired beneficial ownership of the shares before the date set forth in the dissenters' notice, and deposit the certificate or certificates representing your shares in accordance with the terms of the dissenter's notice.

     At the effective time of the plan of merger and share exchange, Birmingham Utilities will pay to the stockholder the amount Birmingham Utilities estimates to be the "fair value" of the shares of Birmingham Utilities common stock as of the time immediately prior to the effective time of the plan of merger and share exchange.

     If you do not satisfy each of the requirements listed above, you will not be entitled to payment for your shares of Birmingham Utilities common stock under the dissenters' rights provisions of the Connecticut Business Corporation Act and you will be bound by the terms of the plan of merger and share exchange. However, if you satisfy the first two requirements, but acquired beneficial ownership of your shares on or after the announcement date set forth in the dissenters' notice from Birmingham Utilities you will be entitled to payment. Birmingham Utilities may, however, elect to withhold payment unless you agree to accept, in full satisfaction of your demand, Birmingham Utilities' estimate of the fair value of your shares.

     If Birmingham Utilities' records show that you are a stockholder, but you are holding Birmingham Utilities common stock for several beneficial owners, then you may assert dissenters' rights as to fewer than all the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one person and notify Birmingham Utilities in writing of the name and address of each person on whose behalf you assert dissenters' rights. Your rights in this situation are determined as if the shares as to which you are partially dissenting and your other shares were registered in the names of the different beneficial owners.

     If Birmingham Utilities' records do not indicate that you are a stockholder, but you are the beneficial owner of shares of Birmingham Utilities' common stock, then you may assert dissenters' rights as to shares held on your behalf only if

     o you submit to Birmingham Utilities the record stockholder's written consent to the dissent not later than the time you assert dissenters' rights, and

     o you do so with respect to all shares of which you own or over which you have power to direct the vote.

     Set forth below is a more detailed summary of the procedures relating to the exercise of dissenters' rights under the provisions of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act. A copy of these statutory provisions is attached to this proxy statement and prospectus as Exhibit B.

     Written Notice
     --------------
     The Connecticut Business Corporation Act requires that you take the following actions if you wish to assert dissenter's rights:

     o deliver to Birmingham Utilities before the vote on approval of the plan of merger and share exchange is taken, written notice of your intent to demand payment for shares of Birmingham Utilities common stock if the proposed plan of merger is approved; and

     o not vote your shares of Birmingham Utilities common stock in favor of the plan of merger and share proposal.

ANY NOTICE BY A DISSENTING STOCKHOLDER MUST BE RECEIVED BY BIRMINGHAM UTILITIES AT 230 BEAVER STREET, ANSONIA, CONNECTICUT 06401, ATTENTION: SECRETARY, PRIOR TO THE VOTES BEING TAKEN AT THE ANNUAL MEETING.

     Notice And Demand
     -----------------
     Within ten days after the date on which the plan of merger and share exchange is approved by Birmingham Utilities stockholders at the annual meeting, Birmingham Utilities must deliver a written dissenters' notice to each dissenting stockholder. The dissenters' notice will:

     o state where the payment demand must be sent and where and when certificates for certificated shares of Birmingham Utilities common stock must be deposited,

     o inform holders of uncertificated shares of common stock to what extent transfer of the shares will be restricted after the payment demand is received,

     o supply a form for demanding payment that

     - includes the date, which was January 17, 2002 of the first announcement to the news media of the terms of the proposed plan of merger and share exchange, and

     - requires that the stockholder asserting dissenters' rights certify whether or not he, she or it acquired beneficial ownership of Birmingham Utilities common stock before that date,

     o prescribe a date by which Birmingham Utilities must receive the payment demand, which date will be not less than 30 nor more than 60 days from the date the dissenters' notice is delivered to the dissenting stockholder, and

     o be accompanied by a copy of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act, inclusive.

     If you wish to assert dissenters' rights, you must make the payment demand, certify whether you acquired beneficial ownership of the shares of Birmingham Utilities common stock before the January 17, 2002 announcement date set forth in the dissenters' notice, and deposit the Birmingham Utilities common stock certificates in accordance with the terms of the dissenters' notice.

     At the effective time of the plan of merger and share exchange, Birmingham Utilities must pay each dissenting stockholder that has complied with the applicable provisions of the Connecticut Business Corporation Act the amount estimated by Birmingham Utilities to be the fair value of the dissenting stockholder's shares of Birmingham Utilities common stock and provide to each dissenting shareholder financial data relating to Birmingham Utilities and other specified information as required by the Connecticut Business Corporation Act. If the effective time of the plan of merger and share exchange is not within 60 days after the date set for demanding payment and depositing share certificates, Birmingham Utilities will return the deposited certificates and, if the plan of merger and share exchange is subsequently carried out, Birmingham Utilities will deliver a new dissenters' notice and repeat the payment demand procedure. If payment is not made on the date of the effective time of the plan of merger and share exchange, then Birmingham Utilities will be obligated to pay accrued interest from the effective time of the plan of merger and share exchange until the date of payment, at the average rate paid by Birmingham Utilities on its principal bank loans.

     Birmingham Utilities may elect to withhold payment from a dissenting shareholder who acquired beneficial ownership of Birmingham Utilities common stock after the January 17, 2002 date set forth in the dissenters' notice as the date of the first announcement of the terms of the proposed plan of merger and share exchange. If Birmingham Utilities so elects to withhold payment, it must pay, after the date that the plan of merger and share exchange is carried out, to each dissenting stockholder who agrees to accept Birmingham Utilities' estimate of the fair value of the dissenting stockholders shares in full satisfaction of the stockholder's payment demand, that amount plus accrued interest from the effective time of the plan of merger and share exchange until the date of payment at the average rate paid by Birmingham Utilities on its principal bank loans.

     Court Proceedings
     -----------------
     If a dissenting stockholder believes that Birmingham Utilities' estimated fair value of the stockholder's shares is less than their true fair value, that dissenting stockholder may, within 30 days after the payment is made or offered, notify Birmingham Utilities in writing of the dissenting stockholder's own estimate of the fair value of the shares, and demand payment of value less any payments previously received by the dissenting stockholder. A dissenting stockholder waives the right to demand payment as described in this paragraph unless the dissenting stockholder gives Birmingham Utilities the required notice and demand within 30 days after Birmingham Utilities has made or offered payment for the dissenting stockholder's shares of Birmingham Utilities common stock. If a dissenting stockholder's payment demand remains unsettled, Birmingham Utilities must either:

     o commence a proceeding in the Connecticut Superior Court within 60 days after receiving the stockholder's notice, to determine the fair value of the shares of Birmingham Utilities common stock, or

     o pay to the dissenting stockholder the fair value demanded.

     The costs of a court proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, will generally be assessed against Birmingham Utilities. The court may, however, assess the court costs, including the fees and expenses of counsel and experts, against any party involved in the dissenters' rights proceeding, including Birmingham Utilities or any dissenting stockholder, if that party is found by the court to have acted arbitrarily, vexatiously or not in good faith with respect to the exercise of dissenters' rights under the Connecticut Business Corporation Act.

REQUIRED REGULATORY APPROVALS

     In addition to the stockholder approval described above, Birmingham Utilities must obtain the approval of the Connecticut Department of Public Utility Control (which we refer to as the DPUC), under the Connecticut General Statutes in order to complete the plan of merger and share exchange. On January 17, 2002, Birmingham Utilities filed with the DPUC an application for approval to establish a holding company structure. The DPUC held public hearings on the application on March 4, 2002. As part of its review of the application, the DPUC will consider the financial, technological and managerial suitability and responsibility of BIW Limited and the ability of Birmingham Utilities to continue to provide safe, adequate and reliable service to the public through its plant, equipment and manner of operation if the application were to be approved. The DPUC is expected to render a decision on Birmingham Utilities' application in May 2002. Although there can be no assurance that approval will be granted, Birmingham Utilities expects the DPUC to approve the application.

REGULATION OF BIW LIMITED

     At the effective time of the plan of merger and share exchange, BIW Limited will not become a holding company within the meaning of the Public Utility Holding Company Act of 1935. BIW Limited has no immediate plan to engage in any activity that would require it to register as a public utility holding company subject to regulation under the Public Utility Holding Company Act.

     Under present Connecticut laws, the DPUC will have limited regulatory authority over BIW Limited. The DPUC will be able to access BIW Limited's books and records to the extent that such books and records relate to Birmingham Utilities and to make inquiry of BIW Limited personnel to discuss related matters. The DPUC will have authority to consider any transaction between BIW Limited and Birmingham Utilities and any related accounting and cost-recovery issues. In addition, any proposed transaction that would result in a change of control of either BIW Limited or Birmingham Utilities will be subject to DPUC approval.

BUSINESSES OF BIW LIMITED

     Once the plan of merger and share exchange is completed, BIW Limited will be a holding company that owns all of the common stock of Birmingham Utilities. BIW Limited will be able to engage, directly or through subsidiaries, in other businesses that are unrelated to the principal regulated utility business of Birmingham Utilities. BIW Limited will obtain financing for its operations from dividends and other distributions it receives from Birmingham Utilities and any other subsidiaries, borrowings and the sale of its own equity and debt securities.

AMENDMENT OR TERMINATION

     Birmingham Utilities and BIW Limited may amend, modify or supplement the plan of merger and share exchange in any manner that is agreed upon by the boards of directors of Birmingham Utilities and BIW Limited at any time before or after approval of the plan of merger and share exchange by the stockholders of Birmingham Utilities; provided, however, that no amendment, modification or supplement will be made which would, in the judgment of the board of directors of Birmingham Utilities, materially and adversely affect the stockholders of Birmingham Utilities.

     Birmingham Utilities may terminate the plan of merger and share exchange at any time before or after its approval by Birmingham Utilities' stockholders, by action of the board of directors of Birmingham Utilities if Birmingham Utilities' board of directors determines, in its sole discretion, that the share exchange would be inadvisable or not in the best interests of Birmingham Utilities or its stockholders. In making this determination, Birmingham Utilities' directors would consider

     o the nature of any further regulatory approval requirements not now anticipated, or

     o demands for cash payments, if any, made by owners of Birmingham Utilities common stock seeking to exercise statutory dissenters' rights.

     Birmingham Utilities is unable to predict under what other circumstances the plan of merger and share exchange might be terminated and abandoned.

EFFECTIVE DATE OF THE SHARE EXCHANGE

     The share exchange will become effective upon the filing of a Certificate of Merger and Share Exchange with the Secretary of the State of Connecticut on a date to be selected by Birmingham Utilities and BIW Limited as provided in the plan of merger and share exchange. Subject to the receipt of required regulatory and shareholder approvals, it is expected that the effective date will occur on June 25, 2002, or as soon thereafter as is practicable.

EXCHANGE OF STOCK CERTIFICATES NOT REQUIRED

     If the share exchange is effected, it will not be necessary for owners of Birmingham Utilities common stock to make a physical exchange of their existing stock certificates for stock certificates of BIW Limited. The owners of Birmingham Utilities common stock will automatically become the owners of shares of BIW Limited common stock on a share-for-share basis. The present stock certificates of Birmingham Utilities will automatically represent shares of BIW Limited common stock. After the share exchange, as presently outstanding certificates of Birmingham Utilities common stock are presented for transfer, new certificates bearing the name "BIW Limited" will be issued.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the Federal income tax considerations relating to the plan of merger and share exchange. This summary does not discuss all aspects of federal taxation that may be relevant to owners of Birmingham Utilities common stock who are subject to special treatment under the Federal income tax laws.

     Completion of the plan of merger and share exchange is conditioned upon the receipt, on or before the effective time of the plan of merger and share exchange, of a confirmatory opinion of Wiggin & Dana LLP, general counsel to Birmingham Utilities, satisfactory to the board of directors of Birmingham Utilities, to the effect that:

     o The share exchange will be treated as a transfer of all of the outstanding Birmingham Utilities common stock by the owners of the common stock to BIW Limited solely in exchange for all of the outstanding BIW Limited common stock, in an exchange qualifying for nonrecognition under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code.

     o No gain or loss will be recognized by the owners of Birmingham Utilities common stock as a result of the share exchange.

     o The tax basis of the shares of BIW Limited common stock received in the share exchange by a Birmingham Utilities stockholder will have the same tax basis as the shares of Birmingham Utilities common stock that the Birmingham Utilities stockholder owned immediately prior to the share exchange, and the holding period for the shares of BIW Limited common stock will include the period during which the Birmingham Utilities stockholder held the shares of Birmingham Utilities common stock provided that the shares of Birmingham Utilities common stock were held as capital assets at the effective time of the plan of merger and share exchange.

     o No income, gain or loss will be recognized by BIW Limited as a result of the share exchange.

     o Gain or loss will be recognized by Birmingham Utilities stockholders who properly perfect their dissenters' rights under the Connecticut Business Corporation Act, measured by the difference between (x) the amount of cash received other than any amount constituting interest, which should be ordinary income to the stockholders and (y) the basis of the shares of Birmingham Utilities common stock that are exchanged therefor. The gain or loss will be capital gain or loss provided that the shares of Birmingham Utilities common stock were held as capital assets at the effective time of the plan of merger and share exchange, and will be long-term capital gain or loss if the shares were held for more than one year at that time.

     Wiggin & Dana's opinion is not binding in any manner upon the Internal Revenue Service. The statements and conclusions are based on existing Federal income tax law, regulations, judicial interpretations, and other published guidance, all of which are subject to change and differing interpretation.

     The above discussion is limited to a summary of material Federal income tax consequences of the plan of merger and share exchange to Birmingham Utilities stockholders and BIW Limited. It does not address the tax consequences of any other transaction to which a Birmingham Utilities stockholder may have been or may become a party and which is beyond the knowledge and control of Birmingham Utilities. The discussion also does not address non-income, state, local or foreign tax consequences associated with the plan of merger and share exchange. It does not address all aspects of Federal income taxation that may be relevant in the particular circumstances of each stockholder or to certain types of stockholders including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, foreign estates and trusts, persons who are not citizens or residents of the United States, and persons who acquired Birmingham Utilities common stock under an employee stock purchase plan, or otherwise as compensation.

     Each Birmingham Utilities stockholder is urged to consult his, her or its own tax advisor as to the particular tax consequences of the share exchange for that stockholder, including the effect and applicability of Federal, state, local and foreign income and other tax laws.

DESCRIPTION OF BIW LIMITED CAPITAL STOCK

     General
     -------
     BIW Limited has 5,000,000 shares of authorized capital stock, consisting entirely of common stock. There are 100 shares of BIW Limited common stock presently outstanding, all of which are owned of record and beneficially by Birmingham Utilities. Upon completion of the plan of merger and share exchange, BIW Limited will have issued and outstanding a number of shares of its common stock that is equal to the number of shares of Birmingham Utilities common stock that were issued and outstanding immediately prior to the effective time of the plan of merger and share exchange, owned by those persons who owned Birmingham Utilities common stock immediately prior to the effective time of the plan of merger and share exchange, except for the number of shares owned by those persons who properly exercise their dissenters' rights. The number and designation of the authorized shares of capital stock of BIW Limited will not change as a result of the plan of merger and share exchange.

     The following is a summary of the rights and privileges of the owners of BIW Limited's capital stock. BIW Limited's certificate of incorporation and bylaws, as they will be in effect at and after the effective time of the plan of merger and share exchange, are set forth in Exhibit C and Exhibit D, respectively, attached to this proxy statement and prospectus.

     Common Stock
     ------------
     DIVIDEND RIGHTS. Dividends may be paid on shares of BIW Limited common stock, out of the funds legally available therefor, when and as declared by BIW Limited board of directors.

     LIQUIDATION RIGHTS. In the event of any dissolution or other winding up of BIW Limited, whether voluntary or involuntary, the assets of BIW Limited available for payment and distribution to shareholders will be distributed ratably to the holders of BIW Limited common stock.

     VOTING RIGHTS. Except as otherwise provided in any statute of the State of Connecticut, all voting power vests exclusively in the owners of BIW Limited common stock.

     MISCELLANEOUS. BIW Limited common stock has no cumulative voting rights, preemptive or conversion rights or redemption or sinking fund provisions, and the outstanding shares of BIW Limited common stock will be fully paid and non-assessable. Except for restrictions on transfer imposed upon BIW Limited common stock as the result of any applicable laws, including applicable Federal and state securities laws, BIW Limited common stock is freely transferable and not subject to any restrictions on alienability.

LISTING OF BIW LIMITED COMMON STOCK

     BIW Limited will apply to have its common stock listed on the American Stock Exchange. It is expected that the listing will become effective at the effective time of the plan of merger and share exchange, subject to the rules of the American Stock Exchange. BIW Limited expects to use "BIW" as its stock exchange ticker symbol, which is the symbol currently used for Birmingham Utilities. Information concerning the stock exchange ticker symbol and quotation listings in newspapers will be announced to stockholders as soon as it is available. BIW Limited reserves the right to terminate its listing on any exchange in the future, upon notice to stockholders and compliance with its listing agreements.

DIVIDENDS

     BIW Limited does not now, nor does it intend to, conduct directly any business operations from which it will derive any revenues. Dividends on BIW Limited common stock will depend upon the earnings, financial condition and capital requirements of Birmingham Utilities and, to a lesser extent, any other subsidiaries. In addition, payment of dividends on the Birmingham Utilities common stock will continue to be subject to outstanding common stock dividend restrictions currently contained in Birmingham Utilities Mortgage Bond Indenture. BIW Limited expects to declare and pay quarterly dividends on its common stock on the same schedule as that now followed by Birmingham Utilities with respect to Birmingham Utilities common stock dividends. The quarterly dividend most recently declared by the Birmingham Utilities board of directors on Birmingham Utilities common stock was $0.145 per share, payable on December 31, 2001 to owners of record at the close of business on December 19, 2001.


DIRECTORS AND MANAGEMENT OF BIW LIMITED

     The directors of Birmingham Utilities will also become the directors of BIW Limited at the effective time, and they will serve as the directors of BIW Limited until the first meeting of stockholders of BIW Limited following the effective time of the plan of merger and share exchange. The following persons, each of whom is currently an executive officer of Birmingham Utilities, will hold, at least initially, in addition to the office held by him with Birmingham Utilities, the following office of BIW Limited:

     NAME                                      TITLE
     ----                                      -----
Betsy Henley-Cohn            Chairwoman of the Board and Chief Executive Officer
John S. Tomac                President and Treasurer
Henrietta Vitale             Secretary

     Information concerning Birmingham Utilities' executive officers is set forth in Birmingham Utilities' Annual Report on Form 10-K/A Amendment No. 3 for the fiscal year ended December 31, 2001. This information is incorporated into this proxy statement and prospectus by reference.

OFFICER EMPLOYMENT CONTRACTS

     Birmingham Utilities has entered into an employment agreement with its President, John S. Tomac, which includes provisions that will become applicable if there is a change in control of Birmingham Utilities. None of these provisions will become applicable by reason of the implementation of the plan of merger and share exchange.

STOCK OPTION AND OTHER PLANS

     If the plan of merger and share exchange is completed, the Birmingham Utilities dividend reinvestment pan and all employee stock option plans will be assumed by BIW Limited and BIW Limited common stock will be delivered instead of Birmingham Utilities common stock under the plans.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Birmingham Utilities common stock is American Stock Transfer & Trust Company. American Stock Transfer & Trust Company will also be the transfer agent and registrar for BIW Limited common stock.

FINANCIAL STATEMENTS

     Birmingham Utilities' Annual Report on Form 10-K/A Amendment No. 3 for the fiscal year ended December 31, 2001 and Birmingham Utilities' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, contain Birmingham Utilities' financial statements and other financial information.

     Separate financial statements of BIW Limited are not presented in this proxy statement and prospectus because BIW Limited is an inactive company without material assets or liabilities or an operating history. Pro forma financial effects of the plan of merger and share exchange are not set forth in this proxy statement and prospectus since, on a consolidated basis, no change will result from the plan of merger and share exchange.

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 3--APPROVAL OF HOLDING COMPANY STRUCTURE" TO BE IN THE BEST INTERESTS OF BIRMINGHAM UTILITIES AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                              STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 2003 annual meeting of stockholders must be received by us no later than December 31, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     In accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any shareholder proposal raised at our Annual Meeting in 2003 as to which the proponent fails to notify us on or before April 8, 2003 (one year after 45 days prior to the date on which this proxy statement and prospectus was first mailed to shareholders). Notifications must be addressed to our Corporate Secretary at Birmingham Utilities, Inc. 230 Beaver Street, Ansonia, CT 06401-0426.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors May 20, 2002.

John S. Tomac

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT A

                 AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE
                 -----------------------------------------------

           AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE, dated as of March 14, 2002 (this "Agreement"), by and among Birmingham Utilities, Inc., a specially chartered Connecticut corporation ("BUI"), BIW Limited, a Connecticut corporation ("BIW"), and Birmingham Mergings, Inc., a Connecticut corporation ("Mergings").

           WHEREAS, the authorized capital stock of BUI consists of 2,000,000 shares of common stock, without par value (the "BUI Common Stock"); and

           WHEREAS, the authorized capital stock of BIW consists of 5,000,000 shares of common stock, without par value (the "BIW Common Stock"), of which 100 shares are issued and outstanding as of the date hereof and held beneficially and of record by BUI; and

           WHEREAS, the authorized capital stock of Mergings consists of 1,000 shares of common stock, without par value (the "Mergings Common Stock") of which 100 shares are issued and outstanding as of the date hereof and held beneficially and of record by BIW; and

           WHEREAS, the respective Boards of Directors of BUI, BIW and Mergings have deemed it advisable and in the best interests of BUI, BIW and Mergings and their respective shareholders that (i) Mergings be merged with and into BUI, with BUI being the surviving corporation, (ii) each outstanding share of Mergings Common Stock be converted into one share of BUI Common Stock, (iii) each outstanding share of BUI Common Stock (excluding shares with respect to which dissenters' rights have been properly exercised) be converted into one share of BIW Common Stock, and (iv) each share of BIW Common Stock owned by BUI be cancelled, all upon the terms and conditions herein provided (the "Plan of Merger and Share Exchange"); and

           WHEREAS, BUI, as the sole shareholder of BIW, and BIW as the sole shareholder of Mergings, have each approved the Plan of Merger and Share Exchange, and the Board of Directors of BUI has recommended that the shareholders of BUI who are entitled to vote thereon approve the Plan of Merger and Exchange at a special meeting of the shareholders of BUI,

           NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, BUI, BIW and Mergings hereby agree to merge and exchange shares in accordance with the following plan:


                                    ARTICLE I

                            MERGER AND SHARE EXCHANGE

           On the Effective Date (as defined in Article III hereof) (i) Mergings shall be merged (the "Merger") with and into BUI, with BUI being the surviving corporation (BUI, as constituted after the Effective Time, is sometimes referred to herein as the "Surviving Corporation"), (ii) each outstanding share of Mergings Common Stock shall be automatically converted into and exchanged for one share of BUI Common Stock, (iii) each outstanding share of BUI Common Stock (excluding shares with respect to which dissenters' rights have been properly exercised) shall be automatically converted into and exchanged for one share of BIW Common Stock, and (iv) each share of BIW Common Stock owned by BUI shall be automatically cancelled. The exchange of shares of BUI Common Stock for shares of BIW Common Stock, the related exchange of shares of Mergings Common Stock for shares of BUI Common Stock and the related cancellation of shares of BIW Common Stock owned by BUI, are hereinafter referred to as the "Share Exchange".


                                   ARTICLE II

                       EFFECT OF MERGER AND SHARE EXCHANGE

           The Merger and the Share Exchange shall be effected in accordance with, and be subject to, the provisions of the applicable statutes of the State of Connecticut. The effect of the Merger and the Share Exchange shall be that provided herein and in Section 33-820 of the Connecticut Business Corporation Act ("CBCA").

                                   ARTICLE III

                                 EFFECTIVE DATE

           Subject to the satisfaction or waiver of the conditions and obligations of the parties hereto, the Merger and the Share Exchange shall be effective at the close of business on the date of the filing of a Certificate of Merger and Share Exchange with the Secretary of the State of the State of Connecticut (the "Effective Date").

                                   ARTICLE IV

                TERMS AND CONDITIONS OF MERGER AND SHARE EXCHANGE

           A. On the Effective Date, the Certificate of Incorporation of BUI as in existence on the Effective Date shall, without any further action on the part of the shareholders of BUI or Mergings, be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of BUI shall be the Bylaws of the Surviving Corporation until altered, amended or repealed.

           B. On the Effective Date, (i) each certificate that prior thereto represented an outstanding share or outstanding shares of BUI Common Stock shall be deemed for all corporate purposes to evidence the ownership of the same number of shares of BIW Common Stock, (ii) each certificate that prior thereto represented outstanding shares of Mergings Common Stock shall be deemed for all corporate purposes to evidence the ownership of the same number of shares of the Surviving Corporation's Common Stock and (iii) each certificate held by BUI that prior thereto represented outstanding shares of BIW Common Stock shall be cancelled.

           C. On and after the Effective Date, the members of the Board of Directors of BUI shall be the members of the Board of Directors of the Surviving Corporation, the officers of BUI shall be the officers of the Surviving Corporation and said directors shall hold office until the next annual meeting of the shareholders of the Surviving Corporation or as otherwise provided by law or the Bylaws of the Surviving Corporation.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

           The consummation of the Merger and the Share Exchange is subject to the following conditions precedent:

           A. the approval of the Plan of Merger and Share Exchange by the shareholders of BUI;

           B. the approval for listing, upon official notice of issuance, by the American Stock Exchange, of the BIW Common Stock to be issued in accordance with the Plan of Merger and Share Exchange;

           C. the receipt of such orders, authorizations, approvals or waivers from regulatory bodies, boards or agencies as are required in connection with the Merger and the Share Exchange;

           D. the receipt by BUI of a tax opinion acceptable to BUI's Board of Directors as to the federal income tax consequences of the Merger and the Share Exchange;

           E. the satisfaction of the respective obligations of the parties hereto in accordance with the terms and conditions herein contained; and

           F. the execution and filing of the appropriate Certificate of Merger and Share Exchange with the Secretary of the State of the State of Connecticut.

                                   ARTICLE VI

               AMENDMENTS, MODIFICATIONS, WAIVERS AND TERMINATION

           This Agreement may be amended, modified or supplemented, or compliance with any provision or condition hereof may be waived, at any time, by the mutual consent of the Boards of Directors of BUI, BIW and Mergings; provided, however, that no such amendment, modification, supplement or waiver shall be made or effected, if such amendment, modification, supplement or waiver, in the judgment of the Board of Directors of BUI, would materially and adversely affect the shareholders of BUI.

           This Agreement may be terminated and the Plan of Merger and Share Exchange and related transactions abandoned at any time prior to the time the Certificate of Merger and Share Exchange is filed with the Secretary of the State of the State of Connecticut, if the Board of Directors of BUI determines, in its sole discretion, that consummation of the Merger and the Share Exchange would be inadvisable or not in the best interests of BUI or its shareholders.

                                   ARTICLE VII

                              SHAREHOLDER APPROVAL

           This Agreement shall be submitted to the shareholders of BUI entitled to vote with respect to the Plan of Merger and Share Exchange for their approval as provided by the CBCA. BUI, as the sole shareholder of BIW, and BIW, as the sole shareholder of Mergings, have each authorized and approved the Plan of Merger and Share Exchange.

                                  ARTICLE VIII

                               FURTHER ASSURANCES

           In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may request, all at the sole cost and expense of the requesting party.

           IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority granted by their respective Boards of Directors, has caused this Agreement and Plan of Merger and Share Exchange to be executed by its duly authorized officer, as of the date first above written.


                                       BIRMINGHAM UTILITIES, INC.

                                       By  /s/ John S. Tomac
                                           -------------------------------------
                                              John S. Tomac
                                              President and Treasurer


                                       BIW LIMITED

                                       By  /s/ John S. Tomac
                                           -------------------------------------
                                              John S. Tomac
                                              President and Treasurer


                                       BIRMINGHAM MERGINGS, INC.

                                       By  /s/ John S. Tomac
                                           -------------------------------------
                                              John S. Tomac
                                              President and Treasurer

                                    EXHIBIT B

                  COPY OF SECTIONS 33-855 THROUGH 33-872 OF THE
                      CONNECTICUT BUSINESS CORPORATION ACT
                      ------------------------------------

                          PART XIII. DISSENTERS' RIGHTS

               (A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 33-855.  DEFINITIONS.

           As used in sections 33-855 to 33-872, inclusive:

           (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

           (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

           (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

           (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

           (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

           (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

           (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-856.  RIGHT TO DISSENT.

           (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

           (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

           (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

           (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

           (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

           (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

           (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

SECTION 33-857.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

           (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

           (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

SECTIONS 33-858, 33-859.  RESERVED FOR FUTURE USE.

                (B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 33-860.  NOTICE OF DISSENTERS' RIGHTS.

           (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

           (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

SECTION 33-861.  NOTICE OF INTENT TO DEMAND PAYMENT.

           (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

           (b) A shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

SECTION 33-862.  DISSENTERS' NOTICE.

           (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

           (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

           (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

           (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

           (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

           (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

           (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

SECTION 33-863.  DUTY TO DEMAND PAYMENT.

           (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

           (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

           (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

SECTION 33-864.  SHARE RESTRICTIONS.

           (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

           (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

SECTION 33-865.  PAYMENT.

           (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

           (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-868; and (5) a copy of sections 33-855 to 33-872, inclusive.

SECTION 33-866.  FAILURE TO TAKE ACTION.

           (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

           (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

SECTION 33-867.  AFTER-ACQUIRED SHARES.

           (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

           (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's rights to demand payment under section 33-868.

SECTION 33-868.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

           (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

           (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

           (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

           (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

           (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

SECTIONS 33-869, 33-870.  RESERVED FOR FUTURE USE.

                        (C) JUDICIAL APPRAISAL OF SHARES

SECTION 33-871.  COURT ACTION.

           (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

           (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

           (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

           (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

           (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

SECTION 33-872.  COURT COSTS AND COUNSEL FEES

           (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

           (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

           (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT C

                   CERTIFICATE OF INCORPORATION OF BIW LIMITED
                   -------------------------------------------

           Section 1.The name of the corporation is BIW Limited (the "Corporation").

           Section 2.The purpose of the Corporation is to engage in the businesses and activities that a corporation is authorized to engage in by virtue of the Connecticut Business Corporation Act in effect on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

           Section 3.The name and address of the registered agent of the Corporation in the State of Connecticut is:

           Name           Address                          Residence Address
           ----           -------                          -----------------
           John S. Tomac  230 Beaver Street, P.O. Box 426  175 Twin Oaks Terrace
                          Ansonia, Connecticut 06401       Stratford, CT 06614

The undersigned hereby accepts appointment as registered agent:

                     /s/ John S. Tomac
                     -----------------
                     John S. Tomac

           Section 4.The name of the Corporation's incorporator is James Menna, whose address is Wiggin & Dana LLP, One Century Tower, New Haven, Connecticut 06510.

           Section 5.There shall only be one class of capital stock, which shall be designated as "Common Stock", and shares of that class are not issuable in different series. The shares of Common Stock shall all be voting stock without par value. The total authorized number of shares of Common Stock shall be 5,000,000.

           Section 6.No person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareowners for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in
Section 33-840 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (E) create liability under Section 33-757 of the Connecticut General Statutes as constituted on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

           Section 7.The Corporation shall be obligated to indemnify a director for liability, as defined in subdivision (5) of Section 33-770 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission crated an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (e) created liability under Section 33-757 of the Connecticut General Statutes as constituted on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

           Dated at New Haven, Connecticut, this 13th day of March, 2002.


                                 /s/ James Menna
                                 ---------------
                                   James Menna
                                  Incorporator

                                    EXHIBIT D

                              BYLAWS OF BIW LIMITED
                              ---------------------

                                    ARTICLE I

                                     OFFICES

           SECTION 1.01 PRINCIPAL OFFICE. The address of the principal office of the corporation shall be the address of its principal place of business in the State of Connecticut as such may be determined by the Board of Directors from time to time.

           SECTION 1.02 OTHER OFFICES. The corporation may also have offices at such other places within or without the State of Connecticut as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

           SECTION 2.01 ANNUAL MEETING. The annual meeting of shareholders shall be held at annually such date and time as shall be designated by the Board of Directors or, in the absence of action by the Board of Directors, by the President and stated in the notice of the meeting. Failure to hold an annual meeting shall not affect otherwise valid corporate acts.

           SECTION 2.02 SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by the Board of Directors the President or shareholders entitled to call such a meeting pursuant to Section 33-696(a)(2) of the Business Corporation Act of the State of Connecticut (the "Act").

           SECTION 2.03 PLACE OF MEETINGS. All meetings of shareholders shall be held at such place within or without the State of Connecticut, as the Board of Directors or, in the absence of action by the Board of Directors, the President may designate. In the absence of such designation with respect to any such meeting, it shall be held at the principal office of the corporation in the State of Connecticut.

           SECTION 2.04 NOTICE OF MEETINGS. Written notice of each meeting of shareholders, stating the date, time and place of the meeting shall be given by or at the direction of the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at the meeting, by leaving such notice with him or at his residence or usual place of business, or by mailing a copy thereof addressed to him at his last known post office address as last shown on the stock records of the corporation, postage prepaid, not less than ten (10) days nor more than sixty (60) days before the date of the meeting. If notice is duly given by mail, the day on which the notice is deposited in the mail shall be deemed the day on which the notice is given. Notice of a special meeting of shareholders shall include a description of the purpose or purposes for which the meeting is called.

           SECTION 2.05 QUORUM. The holders of a majority of the voting power of all shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, except where otherwise provided by statute or the Certificate of Incorporation. In the absence of a quorum at any meeting of shareholders, the holders of a majority of the voting power of the shares entitled to vote, present at the meeting in person or by proxy, may adjourn the meeting from time to time without further notice until a quorum shall be present, and thereupon any business may be transacted which might have been transacted at the meeting as originally called.

           The shareholders present at a duly held meeting at which a quorum was present may continue to transact business, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

           SECTION 2.06 VOTING. Each shareholder shall be entitled to one vote for each share of stock standing in the shareholders home or the books of the Corporation as of the record date on each matter submitted to a vote at a meeting of shareholders, unless and except to the extent that voting rights of shares of any class are increased, limited or denied by the Certificate of Incorporation. All voting at meetings of shareholders shall be by voice vote, except where a vote by ballot is required by law or is determined to be appropriate by the officer presiding at such meeting.

           When a quorum is present at any duly held meeting of shareholders, the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote on the subject matter, present in person or by proxy, shall be the act of the shareholders, except where otherwise provided by statute, the Certificate of Incorporation or these bylaws.

           Every shareholder entitled to vote may do so in person or by proxy appointed by an instrument in writing subscribed by such stockholder and filed with the secretary of the corporation before or at the time of the meeting.

           SECTION 2.07 VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

           SECTION 2.08 ACTION WITHOUT MEETING. Any action which may be taken at a meeting of shareholders may be taken without a meeting by consent in writing, setting forth the action so taken or to be taken, signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys. Such consent shall be filed in the corporate minute book and shall have the same effect as a unanimous vote at a shareholders' meeting.

           If provided by the Certificate of Incorporation, any action which may be taken at a meeting of shareholders, except for the election of directors, may also be taken without a meeting by consent in writing, setting forth the action so taken or to be taken and signed by persons holding not less than a majority of the voting power of the shares entitled to vote thereon, or by their duly authorized attorneys all in accordance with the provisions contained in Section 33-698(a)(2) of the Act.

           SECTION 2.09 TREASURY STOCK. The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the corporation's capital stock.

           SECTION 2.10 RECORD DATE. The Board of Directors by resolution may fix a date as the record date for the purpose of determining the shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or for any other purpose, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days (70) before the meeting or action requiring a determination of shareholders. If no record date is so fixed, the date on which notice of a meeting is mailed shall be the record date for the determination of shareholders entitled to notice of and to vote at such meeting and the date on which the resolution of the Board of Directors declaring such dividend or other distribution is adopted shall be the record date for the determination of shareholders entitled to receive payment of such dividend or other distribution. Shareholders actually of record at a record date shall be the only shareholders entitled to receive notice of or to vote at the meeting, or receive the dividend or other distribution, or otherwise participate in respect of the event or transaction, to which such date relates, except as otherwise provided by law.

                                   ARTICLE III

                                    DIRECTORS

           SECTION 3.01 GENERAL POWERS. The business, property and affairs of the corporation shall be managed by its Board of Directors, which may exercise all the powers of the corporation and do all such lawful acts and things as are not except by law, the Certificate of Incorporation or these bylaws expressly conferred on or reserved to the shareholders.

           SECTION 3.02 NUMBER AND TERM OF OFFICE. The number of directors of the corporation shall be not less than one (1). The number of directors shall from time to time be fixed and determined by the shareholders or directors. Directors shall be elected at each annual meeting of shareholders, except as provided in Section 5, and shall hold office until the next annual meeting of shareholders and until their successors have been elected and shall qualify.

           SECTION 3.03 RESIGNATION OF DIRECTORS. The resignation of a director shall be effective immediately upon its receipt by the corporation if no time is specified, or at such later time as may be specified in the resignation. In the case of a resignation to take effect at a date later than the receipt thereof by the corporation, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt but the new director may not take office until the vacancy occurs.

           SECTION 3.04 REMOVAL OF DIRECTORS. Any director may be removed from office with or without cause at any special meeting of shareholders, duly called for and held such purpose.

           SECTION 3.05 VACANCIES. If any vacancy occurs on the Board of Directors caused by reason of death, resignation, retirement, disqualification, removal or otherwise, the majority of directors then in office, though less that a quorum, may elect a successor to hold office until his successor has been elected and qualified.

           SECTION 3.06 REGULAR AND SPECIAL MEETINGS. Regular or special meetings of the Board of Directors may be held at such time and places within or without the State of Connecticut as the Board of Directors may determine.

           SECTION 3.07 SPECIAL MEETINGS. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or by the President of the corporation and shall be called by the Secretary on the written request of a majority of the directors. The

Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Connecticut, as the place for holding such meeting.

           SECTION 3.08 NOTICE OF MEETINGS. No notice need be given of regular meetings of the Board of Directors held at the time and place designated by the Board of Directors. Special meetings of the Board of Directors may be held on such notice, written or oral, as may be reasonable under the circumstances. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting unless required by law, the Certificate of Incorporation or these bylaws.

           SECTION 3.09 QUORUM. A majority of the total number of in office immediately before the meeting begins shall constitute a quorum for the transaction of business; provided, however, that if there be an even number of directors, one-half of the number of directors shall constitute a quorum. The act of a majority of the directors present at any meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Certificate of Incorporation or these bylaws. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time without further notice until a quorum shall be present.

           SECTION 3.10 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

           SECTION 3.11 COMPENSATION. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                         OFFICERS, AGENTS AND ATTORNEYS

           SECTION 4.01 OFFICERS. The officers of the corporation shall be a President, Treasurer and Secretary and such other offices as the Board of Directors shall deem necessary, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person.

           SECTION 4.02 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office for the term of one year, until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and the Vice Chairman.

           SECTION 4.03 POWERS AND DUTIES OF OFFICERS. The officers of the corporation shall have such powers and duties as customarily appertain or are incident to their respective offices and, in addition, such powers and duties as the shareholders or the Board of Directors may from time to time confer and designate.

           SECTION 4.04 BONDS. Every officer, agent or employee of the corporation may be required, in the discretion of the shareholders or the Board of Directors, to give bond, in such sum and with such sureties as shall be satisfactory to the shareholders or the Board of Directors, for the faithful performance of his duties.

           SECTION 4.05 RESIGNATION OF OFFICERS. The resignation of an officer shall be effective immediately upon its receipt by the corporation if no time is specified, or at such later time as may be specified in the resignation. In the case of a resignation to take effect at a date later than the receipt thereof by the corporation, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt, but the successor may not take office until the effective date.

           SECTION 4.06 REMOVAL OF OFFICERS. Officers may be removed from office, with or without cause, by the affirmative vote of a majority of all of the directors, but without prejudice to their contract rights, if any.

           SECTION 4.07 VACANCIES. All vacancies among the officers from whatsoever cause may be filled by the Board of Directors for the unexpired portion of the term.

           SECTION 4.08 AGENTS AND ATTORNEYS. The Board of Directors may appoint such agents and attorneys with such powers and to perform such acts and duties on behalf of the corporation as the Board of Directors may determine.

                                    ARTICLE V

                             SHARES AND SHAREHOLDERS

           SECTION 5.01 CERTIFICATES. Every shareholder shall be entitled to a certificate or certificates showing the number and class of capital stock registered in his name on the books of in the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by Chairman, Vice Chairman, the President or a Vice President and by the Secretary, Treasurer, or Assistant Treasurer. Any or all signatures on the certificate may be a facsimile.

           SECTION 5.02 HOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record of any share or shares of the corporations capital stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as otherwise provided by law.

           SECTION 5.03 TRANSFERS. Shares shall be transferable on the records of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized, upon the surrender and cancellation of a certificate or certificates for a like number of shares of the same class with such proof of the authenticity of the signature of such holder or of such attorney and such proof of the authority of such attorney as the corporation or its transfer agent, transfer clerk or registrar may reasonably require.

           SECTION 5.04 LOST CERTIFICATES. The Board of Directors may, in case any share certificate is lost, stolen, destroyed, or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the corporation, as the Board of Directors shall determine.

                                   ARTICLE VI

                                    DIVIDENDS

           SECTION 6.01 DECLARATION. Subject to the provisions of the Certificate of Incorporation, Dividends with respect to the shares of the corporation's capital stock, may be declared by the Board of Directors and may be paid in cash, in property, or in shares of capital stock.

           SECTION 6.02 RESERVE. Before payment of any dividend, the Board of Directors may set aside out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and the Board of Directors may modify or abolish any such reserve or reserves.

                                   ARTICLE VII

                                  MISCELLANEOUS

           SECTION 7.01 SEAL. The seal of the corporation shall be circular in form and shall bear the name of the corporation and indicate the state of incorporation.

           SECTION 7.02 WAIVER OF NOTICE. Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required or permitted to be given to any person by law, the Certificate of Incorporation, these bylaws or a resolution of shareholders or directors, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. The Secretary shall cause any such waiver to be filed with or entered upon the records of the corporation or, in the case of a waiver of notice of a meeting, the records of the meeting. The attendance of any person at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such.

                                  ARTICLE VIII

                                   AMENDMENTS

           These bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at any meeting of stockholders or by the affirmative vote of directors holding a majority of the directorships at any meeting of directors provided that notice of such amendment, repeal or adoption of new bylaws be included in the notice of such meeting. Any bylaw adopted by the Board of Directors may be amended or repealed by the stockholders.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 33-772 of the Connecticut Business Corporation Act (the "CBCA") provides that a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, Section 33-771 of the CBCA permits Connecticut corporations to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation: and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 33-776 of the CBCA provides that a Connecticut corporation may indemnify an officer, employee or agent of the corporation who is a party to a proceeding because he is an officer, employee or agent of the corporation to the same extent that a director may be indemnified under Section 33-771 of the CBCA, as described above. An officer, employee or agent of a Connecticut corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification under such Section, as described above.

           Section 6 of the registrant's certificate of incorporation provides in pertinent part that no person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in Section 33-840 of the CBCA to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (E) create liability under Section 33-757 of the CBCA.

           Section 7 of the registrant's certificate of incorporation provides in pertinent part that the Corporation shall be obligated to indemnify a director for liability, as defined in subdivision (5) of Section 33-770 of the CBCA to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in
Section 33-840 of the Connecticut General Statutes to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission crated an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (e) created liability under Section 33-757 of the CBCA.

           Section 33-777 of the CBCA provides that a Connecticut corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify against the same liability.

           The registrant's excess liability insurance policy indemnifies its directors, officers and employees for any and all sums that they shall be legally obligated to pay and shall pay or by final judgment be adjudged to pay as damages, judgments, settlements and costs, charges and expenses arising from any claim or claims that may be made, and for which the registrant has not provided reimbursement, by reason of such director or officer or employee's being or having been a director, officer or employee of the registrant or of another corporation for which he or she is serving or has served at the request of the registrant as a director, officer or employee.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)        EXHIBITS.

EXHIBIT NO.          DESCRIPTION
-----------          -----------
2.1                  Agreement and Plan of Merger and Share, dated as of March
                     14, 2002 among the registrant, Birmingham Utilities, Inc.
                     and Birmingham Mergings, Inc. (incorporated by reference to Exhibit A to the Proxy Statement and Prospectus included herein).

3.1 Certificate of Incorporation of the registrant (incorporated by reference to Exhibit C to the Proxy Statement and Prospectus included herein).

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

3.2 Bylaws of the registrant (incorporated by reference to Exhibit D to the Proxy Statement and Prospectus included herein).

4.1 Amended and Restated Mortgage Indenture by and between The Ansonia Derby Water Company and The Connecticut National Bank as Trustee, dated as of August 9, 1991 (incorporated by reference to Exhibit 4.1 of the Annual Report on Form 10-K of Birmingham Utilities, Inc., for the period ended December 31, 1999).

4.2 Commercial Loan Agreement by and between Birmingham Utilities, Inc. and Citizens Bank, dated July 28, 2000 (incorporated by reference to Exhibit 4.2 of the Annual Report on Form 10-K of Birmingham Utilities, Inc., for the period ended December 31, 2000).

4.3 Birmingham Utilities, Inc. Dividend Reinvestment Plan, adopted by its Board of Directors on September 13, 1994 (incorporated by reference to Exhibit 4 (iii) of Birmingham Utilities, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1994).

5                    Opinion of Wiggin & Dana LLP.

8                    Opinion of Wiggin & Dana LLP.

10.1 Agreement to Purchase Water by and between The Ansonia Derby Water Company and South Central Connecticut Regional Water Authority dated January 18, 1984 for the sale of water by the Authority to the Company and subsequent amendment dated December 29, 1988 (incorporated by reference to Exhibit 10.1 of the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the period ended December 31, 1999).

10.2 Agreement to Purchase Water by and between The Ansonia Derby Water Company and South Central Connecticut Regional Water Authority dated November 30, 1984 for the sale by the Authority to the company of water and for the construction of the pipeline and pumping and storage facilities in connection therewith by the Authority at the expense primarily of the Company and Bridgeport Hydraulic Company (incorporated by reference to Exhibit 10.2 of the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the period ended December 31, 1996).

10.3 Employment Agreement between Birmingham Utilities, Inc. and John S. Tomac dated October 1, 1998 (incorporated by reference to Exhibit 10.3 of the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the period ended December 31, 1998).

10.4 Birmingham Utilities, Inc. 1994 Stock Incentive Plan adopted by its Board of Directors on September 13, 1994 (incorporated by reference to Exhibit 10.9 of Birmingham Utilities, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1994).

10.5 Birmingham Utilities, Inc. Stock Option plan for Non-Employee Directors adopted by its Board of Directors on September 13, 1994 (incorporated by reference to Exhibit
                     10.10 of Birmingham Utilities, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1994).

10.6 Birmingham Utilities, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.9 of the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the period ended December 31, 2000).

23.1 The consent of Wiggin & Dana LLP is contained in the Opinions of Wiggin & Dana LLP filed as Exhibit 5 and 8.

23.2                 Consent of Dworken, Hillman, LaMorte & Sterczala, P.C.


99                   Form of Proxy.
------------------------

(b)        FINANCIAL STATEMENTS.

           Birmingham Utilities' Annual Report on Form 10-K/A Amendment No. 3 for the fiscal year ended December 31, 2001 and Birmingham Utilities' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, contain Birmingham Utilities' financial statements and certain other financial information. Copies of the financial statements and other financial information for the fiscal year ended December 31, 2001 are also included in Birmingham Utilities' Annual Report to Stockholders, which is mailed to owners of record of Birmingham Utilities Common Stock. Additional copies of the Annual Report to Stockholders may be obtained without charge upon request as stated under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," above.

           Separate financial statements of the registrant are not presented in this Registration Statement because the registrant is an inactive company without material assets or liabilities or an operating history. Pro forma financial effects of the Plan of Exchange are not set forth herein since, on a consolidated basis, no change will result from the Plan of Exchange.

Item 22.  UNDERTAKINGS

           A.        The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           E. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           F. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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                                       39

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ansonia, Connecticut, on May 20, 2002.
                                   BIW LIMITED


                                   By: /s/ John S. Tomac
                                       ------------------------------------
                                   Name:     John S. Tomac
                                   Title:    President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

      SIGNATURE                 TITLE                                  DATE
      ---------                 -----                                  ----
/s/ Betsy Henley-Cohn*         Chief Executive Officer and         May 20, 2002
---------------------------    Director (principal executive
Betsy Henley-Cohn              officer)


/s/ John S. Tomac              President, Treasurer and Director   May 20, 2002
---------------------------    (principal financial and
John S. Tomac                  accounting officer)


/s/ Michael J. Adanti*         Director                            May 20, 2002
---------------------------
Michael J. Adanti


/s/ Mary Jane Burt*            Director                            May 20, 2002
---------------------------
Mary Jane Burt


/s/ James E. Cohen*            Director                            May 20, 2002
---------------------------
James E. Cohen


/s/ Alvaro da Silva*           Director                            May 20, 2002
---------------------------
Alvaro da Silva


/s/ Themis Klarides*           Director                            May 20, 2002
---------------------------
Themis Klarides


/s/ Aldore J. Rivers, Jr.*     Director                            May 20, 2002
---------------------------
Aldore J. Rivers, Jr.


/s/ B. Lance Sauerteig*        Director                            May 20, 2002
---------------------------
B. Lance Sauerteig

      SIGNATURE                 TITLE                                  DATE
      ---------                 -----                                  ----

/s/ Kenneth E. Schaible*       Director                            May 20, 2002
---------------------------
Kenneth E. Schaible


*By:  /s/ John S. Tomac        Director                            May 20, 2002
      ---------------------
        Name:  John S. Tomac
        ATTORNEY-IN-FACT AND AGENT


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